Exhibit (k)(15)

EXECUTION VERSION

AMENDMENT NO. 7 TO CREDIT AGREEMENT

AMENDMENT NO. 7 (this “Amendment”), dated as of June 5, 2024, to the Credit Agreement, dated as of June 14, 2017, by and among Credit Suisse Asset Management Income Fund, Inc., a Maryland corporation (the “Borrower”), the Banks party thereto, and State Street Bank and Trust Company, as agent for the Banks (in such capacity, the “Agent”), as amended, supplemented or otherwise modified by Amendment No. 1, dated as of June 13, 2018, Amendment No. 2, dated as of June 12, 2019, Amendment No. 3, dated as of June 10, 2020, Amendment No. 4, dated as of June 9, 2021, Amendment No. 5, dated as of June 8, 2022, Omnibus Consent, dated as of May 22, 2023, and Amendment No. 6, dated as of June 7, 2023 (the “Existing Credit Agreement”).

Recitals

I.               Each term that is defined in the Existing Credit Agreement and not herein defined has the meaning ascribed thereto by the Existing Credit Agreement when used herein.

II.              Prior to May 22, 2023, the Borrower notified the Agent that Credit Suisse Group AG would be acquired by or merged with or into UBS Group AG (the “Acquisition”). In anticipation of the Acquisition, the Agent, the Banks and the Borrower entered into the Omnibus Consent, dated as of May 22, 2023 (the “Consent”), by and among the Agent, the Banks, the Borrower and other parties thereto, pursuant to which, among other things, the Agent and the Banks consented to the Acquisition and any Agreement Defaults (as defined in the Consent) arising as a result of the Acquisition. Subsequent to the date of the Consent the Acquisition was consummated.

III.             Each party hereto hereby acknowledges that the Consent remains in full force and effect as of the date hereof.

IV.             The Borrower desires to amend the Existing Credit Agreement upon the terms and conditions set forth herein, and all of the Banks and the Agent are willing to do so on the terms and conditions set forth herein.

Agreements

Accordingly, in consideration of the Recitals and the covenants, conditions and agreements hereinafter set forth, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

1.             Defined Terms. For purposes hereof, the following terms have the following meanings when used herein:

“Added Text” means characters indicated textually in the same manner as the following example: double underlined text.

“Marked Credit Agreement” means the copy of the Existing Credit Agreement attached hereto as Annex A.

“Stricken Text” means characters indicated textually in the same manner as the following example: ~~stricken text~~.

2.             The Existing Credit Agreement (excluding the Exhibits and Schedules thereto) is hereby amended to delete the Stricken Text and to add the Added Text, in each case as set forth in the Marked Credit Agreement (the Existing Credit Agreement, as so amended, the “Amended Credit Agreement”).

3.             Exhibit G of the Existing Credit Agreement is hereby amended and restated in its entirety in the form of Exhibit G hereto.

4.             Paragraphs 1 through 3 of this Amendment shall not be effective until each of the following conditions are satisfied (the date, if any, on which such conditions shall have first been satisfied being referred to herein as the “Amendment Effective Date”):

(a)           the Agent shall have received from the Borrower and each Bank either (i) a counterpart of this Amendment executed on behalf of such party, or (ii)  written evidence satisfactory to the Agent (which may include facsimile transmission of a signed signature page of this Amendment) that each such party has executed a counterpart of this Amendment;

(b)          the Agent shall have received from the Borrower a manually signed certificate from the Secretary of the Borrower, in all respects satisfactory to the Agent, (i) certifying as to (x) the incumbency of authorized persons of the Borrower executing this Amendment and (y) persons authorized to act on behalf of the Borrower in connection with the Loan Documents, including, without limitation, with respect to any Notice of Borrowing, (ii) attaching true, complete and correct copies of the resolutions duly adopted by the Managing Body of the Borrower approving this Amendment and the transactions contemplated hereby, all of which are in full force and effect on the date hereof, and (iii) certifying that the Borrower’s Charter Documents, Offering Document, investment management agreement between the Borrower and the Investment Adviser and Custody Agreement have not been amended, supplemented or otherwise modified since June 7, 2023 or, if so, attaching true, complete and correct copies of each such amendment, supplement or modification;

(c)           the Agent shall have received such documents and information as the Agent, at the request of any Bank, shall have requested in order to comply with “know-your-customer” and other anti-terrorism, anti-money laundering and similar rules and regulations and related policies; and

(d)          the Borrower shall have paid all out-of-pocket fees and expenses of the Agent (including, without limitation, reasonable legal fees and disbursements of counsel to the Agent) in connection herewith.

5.             The Borrower (a) reaffirms and admits the validity and enforceability of each Loan Document and all of its obligations thereunder, (b) agrees and admits that it has no defense to or offset against any such obligation, and (c) represents and warrants that, as of the Amendment Effective Date (i) no Default has occurred and is continuing, and (ii) the representations and warranties of the Borrower contained in the Amended Credit Agreement and the other Loan Documents are true on and as of the Amendment Effective Date with the same force and effect as if made on and as of such date (or, if any such representation or warranty is expressly stated to have been made as of a specific date, as of such specific date).

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6.            Except as expressly set forth herein (including the Amended Credit Agreement), this Amendment shall not, by implication or otherwise, limit, impair, constitute a waiver of, or otherwise affect the rights and remedies of, the Banks or the Agent under the Credit Agreement or any other Loan Document, and shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other Loan Document, all of which are ratified and affirmed in all respects and shall continue in full force and effect.

7.            This Amendment constitutes a Loan Document.

8.            This Amendment may be executed in any number of counterparts, all of which when taken together shall constitute a single contract. It shall not be necessary in making proof of this Amendment to produce or account for more than one counterpart executed and delivered (including by facsimile, or by e-mail transmission of a signed signature page of this Amendment) by the party to be charged. Delivery of an executed counterpart of a signature page of this Amendment by telecopy, emailed .pdf or any other electronic means that reproduces an image of the actual executed signature page shall be effective as delivery of a manually executed counterpart thereof. The words “execution”, “signed”, “signature”, “delivery” and words of like import in or relating to any document to be signed in connection with this Amendment and the transactions contemplated hereby shall be deemed to include electronic signatures, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, or any other similar state laws based on the Uniform Electronic Transactions Act; provided that nothing herein shall require the Agent or any Bank to accept electronic signatures in any form or format without its prior written consent. Without limiting the generality of the foregoing, the Borrower hereby (i) agrees that, for all purposes, including without limitation, in connection with any workout, restructuring, enforcement of remedies, bankruptcy proceedings or litigation among the Agent, the Bank and/or the Borrower, electronic images of this Amendment (including with respect to any signature pages thereto) shall have the same legal effect, validity and enforceability as any paper original, and (ii) waives any argument, defense or right to contest the validity or enforceability of this Amendment based solely on the lack of paper original copies thereof, including with respect to any signature pages thereto.

9.            THIS AMENDMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE COMMONWEALTH OF MASSACHUSETTS, WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES THAT WOULD REQUIRE THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

CREDIT SUISSE ASSET MANAGEMENT INCOME FUND, INC.

By:	/s/ Rose Ann Bubloski
Name:	Rose Ann Bubloski
Title:	Chief Financial Officer and Treasurer

Credit Suisse Asset Management Income Fund, Inc. - Amendment No. 7 to Credit Agreement

STATE STREET BANK AND TRUST COMPANY, as a Bank and as the Agent

By:	/s/ Paul Koobatian
Name:	Paul Koobatian
Title:	Vice President

Credit Suisse Asset Management Income Fund, Inc. - Amendment No. 7 to Credit Agreement

EXHIBIT G

FORM OF

BORROWING BASE REPORT

Date __________

[Address(es) (a Borrowing Base
Report that accompanies a Notice of
Borrowing need only be sent to the Agent,
while periodic Borrowing Base Reports
need to be sent to the Agent and each Bank)]

Attention:

Ladies and Gentlemen:

Reference is hereby made to the Credit Agreement, dated as of June 14, 2017 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among Credit Suisse Asset Management Income Fund, Inc., a Maryland corporation (the “Borrower”), the Banks and other lending institutions party thereto and State Street Bank and Trust Company, as Agent for the Banks. Each term that is defined in the Credit Agreement and not herein defined has the meaning ascribed thereto by the Credit Agreement when used herein.

This Borrowing Base Report is delivered to you pursuant to [Section 2.02(a) or Section 5.01(c)] of the Credit Agreement. The Borrower hereby certifies to you as follows:

(a)	as of the close of business on [Date][1] (the “Notice Time”), the Borrowing Base was $____________ (the “Applicable Borrowing Base”),

(b)	Annex 1 attached hereto is a true and accurate detailed calculation of the Borrowing Base as of the Notice Time,

(c)	the aggregate outstanding principal balance of the Loans [[immediately AFTER giving effect to the making of the Loans requested in the Notice of Borrowing dated __________2] or [at the Notice Time3]]: $_____________________ (the “Applicable Loan Amount”), and

(d)	the Applicable Borrowing Base [is less than][equals][exceeds] the Applicable Loan Amount.

[1]	For a Borrowing Base Report delivered pursuant to Section 2.02(a) of the Credit Agreement, this date should be the Domestic Business Day immediately preceding the proposed borrowing date related thereto. For a Borrowing Base Report delivered pursuant to Section 5.01(c) of the Credit Agreement, this date should be the last Domestic Business Day of the immediately preceding calendar week.
[2]	For use when borrowing.
[3]	For periodic reporting.

CREDIT SUISSE ASSET MANAGEMENT INCOME FUND, INC.

By:
Name:
Title:

Annex 1

to

Borrowing Base Report

CREDIT SUISSE ASSET MANAGEMENT INCOME FUND, INC.	[Date of Reported Figures]

FACILITY AMOUNT		[$	]

(i)	90% of the aggregate Asset Value of all Eligible Government Securities	[	]
(ii)	80% of the aggregate Asset Value of all Eligible Commercial Paper	[	]
(iii)	80% of the aggregate Asset Value of all Tier 1 Corporate Debt Securities	[	]
(iv)	70% of the aggregate Asset Value of all Tier 2 Corporate Debt Securities	[	]
(v)	60% of the aggregate Asset Value of all Tier 3 Corporate Debt Securities	[	]
(vi)	50% of the aggregate Asset Value of all Senior Loans	[	]
BORROWING BASE		[$	]

Excess Amount to be excluded due to diversification requirements		[	]
BORROWING BASE with Diversification Adjustment		[$	]

MINIMUM ADJUSTED ASSET COVERAGE: 3.00:1.00		[$	]

Maximum allowable Borrowing		[$	]

Ineligible Market
Diversification Requirements:	Value
(1) if, but for this clause (1), in excess of 20% of the Borrowing Base value of all Eligible Commercial Paper and Tier 1 Corporate Debt Securities would be attributable to a single Issuer, the amount of such excess shall not be included in the calculation of the Borrowing Base

	[$	]

(2) if, but for this clause (2), in excess of 10% of the Borrowing Base value of all Tier 2 Corporate Debt Securities, Tier 3 Corporate Debt Securities and Senior Loans would be attributable to a single Issuer, the amount of such excess shall not be included in the calculation of the Borrowing Base

	[$	]

(3) if, but for this clause (3), in excess of 5% of the Borrowing Base value would be attributable to a single Foreign Issuer, the amount of such excess shall not be included in the calculation of the Borrowing Base

	[$	]

(4) if, but for this clause (4), in excess of 15% of the Borrowing Base value would be attributable to Foreign Issuers, the amount of such excess shall not be included in the calculation of the Borrowing Base

	[$	]

(5) if, but for this clause (5), in excess of 15% of the Borrowing Base value would be attributable to Eligible Loan Participations, the amount of such excess shall not be included in the calculation of the Borrowing Base

	[$	]
	[$	]
Adjusted Asset Coverage
Loan Payable	[$	]
Adjusted Net Assets	[$	]
	[	]

CREDIT SUISSE ASSET MANAGEMENT INCOME FUND, INC.

[Date of Reported Figures]

$USD
Bank Loan Payable	[	]
Preferred Shares	[	]
Negative Cash/ Overdrafts	[	]
Total Borrowing	[	]

40 Act Test
Total Borrowing	[	]
Total Assets	[	]
Borrowing - Max 33 1/3% of TA	[	%]

Adjusted Net Assets

(A) Total Assets	[	]

Total Liabilities	[	]
Bank Loan Payable	[	]
(B) Ordinary Liabilities	[	]

Adjusted Total Net Assets (A - B)	[	]

Adjusted Asset Coverage

Adjusted Net Assets	[	]
Senior Securities & Loan Payable	[	]
Required Adjusted Net Asset Coverage: 3.00	[	]

EXECUTION VERSIONANNEX A CREDIT AGREEMENT dated as of June 14, 2017 among CREDIT SUISSE ASSET MANAGEMENT INCOME FUND, INC., STATE STREET BANK AND TRUST COMPANY, and the other lending institutions party hereto, and STATE STREET BANK AND TRUST COMPANY, in its capacity as Agent Prepared by: Bryan Cave Leighton Paisner LLP 1290 Avenue of the Americas New York, New York 10104-3300 USA\1043487.000096\615139066.1USA\1043487.000096\615139066.3

TABLE OF CONTENTS Page ARTICLE I DEFINITIONS 1 SECTION 1.01 Definitions 1 SECTION 1.02 Accounting Terms and Determination 23 SECTION 1.03 Split Ratings 23 SECTION 1.04 Rates; Term SOFR Conforming Changes 23 ARTICLE II THE CREDIT 24 SECTION 2.01 Commitments to Lend 24 SECTION 2.02 Notice of Borrowings 24 SECTION 2.03 Notice to Banks; Funding of Loans 25 SECTION 2.04 Loan Accounts; Notes; Records 26 SECTION 2.05 Mandatory Payments; Optional Prepayments 2726 SECTION 2.06 Interest Rates 28 SECTION 2.07 Fees 2928 SECTION 2.08 Termination and Reduction of Commitments 29 SECTION 2.09 General Provisions as to Payments 3029 SECTION 2.10 Computation of Interest and Fees 31 SECTION 2.11 Withholding Tax Exemption 31 ARTICLE III CONDITIONS 3332 SECTION 3.01 Effectiveness 33 SECTION 3.02 All Borrowings 3534 ARTICLE IV REPRESENTATIONS AND WARRANTIES 35 SECTION 4.01 Existence and Power; Investment Company 3635 SECTION 4.02 Authorization; Execution and Delivery: EEA Financial Institution; Etc. 36 SECTION 4.03 Noncontravention 36 SECTION 4.04 Governmental Authorizations; Private Authorization 3736 SECTION 4.05 Regulations T, U and X 3736 SECTION 4.06 Non-Affiliation with Banks 37 SECTION 4.07 Subsidiaries 37 SECTION 4.08 Financial Information. 37 USA\1043487.000096\615139066.1USA\1043487.000096\615139066.3

SECTION 4.09 Material Litigation 37 SECTION 4.10 ERISA. 3837 SECTION 4.11 Taxes 3837 SECTION 4.12 Compliance. 38 SECTION 4.13 Fiscal Year 3938 SECTION 4.14 Full Disclosure 3938 SECTION 4.15 Offering Document 3938 SECTION 4.16 OFAC, Anti-Corruption and Other Regulations 39 SECTION 4.17 Title to Assets 39 ARTICLE V COVENANTS 4039 SECTION 5.01 Information 4039 SECTION 5.02 Payment of Obligations 4140 SECTION 5.03 Maintenance of Insurance 41 SECTION 5.04 Conduct of Business and Maintenance of Existence. 41 SECTION 5.05 Compliance with Laws 4241 SECTION 5.06 Inspection of Property, Books and Records 4241 SECTION 5.07 Indebtedness 42 SECTION 5.08 Liens 4342 SECTION 5.09 Consolidations, Mergers and Sales of Assets 43 SECTION 5.10 Use of Proceeds 43 SECTION 5.11 Compliance with Investment Policies and Restrictions 43 SECTION 5.12 Non-Affiliation with Banks 43 SECTION 5.13 Regulated Investment Company 4443 SECTION 5.14 No Subsidiary 4443 SECTION 5.15 ERISA 4443 SECTION 5.16 Fiscal Year 4443 SECTION 5.17 Margin Regulations 4443 SECTION 5.18 Custodian; Auditor 44 SECTION 5.19 Asset Coverage 44 SECTION 5.20 Maximum Amount 44 SECTION 5.21 Restricted Payments 44 SECTION 5.22 OFAC, Anti-Corruption and Other Regulations 44 USA\1043487.000096\615139066.1USA\1043487.000096\615139066.3

SECTION 5.23 Further Assurances 4544 ARTICLE VI DEFAULTS 4544 SECTION 6.01 Events of Default 4544 SECTION 6.02 Remedies 4746 ARTICLE VII THE AGENT 47 SECTION 7.01 Appointment and Authorization 47 SECTION 7.02 Action by Agent 47 SECTION 7.03 Consultation with Experts 47 SECTION 7.04 Liability of Agent 4847 SECTION 7.05 Indemnification 48 SECTION 7.06 Credit Decision 48 SECTION 7.07 Successor Agent 4948 SECTION 7.08 Agent as Bank 4948 SECTION 7.09 Distribution by Agent 49 SECTION 7.10 Withholding Tax 49 SECTION 7.11 Erroneous Payments 5049 ARTICLE VIII CHANGE IN CIRCUMSTANCES 5251 SECTION 8.01 Additional Costs; Capital Adequacy. 5251 SECTION 8.02 Benchmark Replacement Settings 5453 SECTION 8.03 Illegality 5554 SECTION 8.04 [Reserved] 55 SECTION 8.05 Indemnity 5655 SECTION 8.06 Replacement Banks 5655 SECTION 8.07 Change of Law 56 SECTION 8.08 Delinquent Banks 56 ARTICLE IX MISCELLANEOUS 57 SECTION 9.01 Notices 57 SECTION 9.02 No Waivers 5958 SECTION 9.03 Expenses; Documentary Taxes; Indemnification 5958 SECTION 9.04 Set Off 59 SECTION 9.05 Amendments and Waivers 6059 SECTION 9.06 Successors and Assigns 60 USA\1043487.000096\615139066.1USA\1043487.000096\615139066.3

SECTION 9.07 Governing Law; Submission to Jurisdiction 6362 SECTION 9.08 WAIVER OF JURY TRIAL 63 SECTION 9.09 Confidential Material 63 SECTION 9.10 USA Patriot Act 64 SECTION 9.11 Interest Rate Limitation 64 SECTION 9.12 Survival 6564 SECTION 9.13 Limitation on Liability 6564 SECTION 9.14 No Fiduciary Duty 65 SECTION 9.15 Acknowledgement and Consent to Bail-In of Affected Financial Institutions 65 SECTION 9.16 Miscellaneous 6665 SECTION 9.17 Certain ERISA Matters 66 SECTION 9.18 Acknowledgement Regarding Any Supported QFCs 6867 Exhibits: Exhibit A - Form of Note Exhibit B - Form of Notice of Borrowing Exhibit C - Form of Notice of Conversion Exhibit D - Form of Notice of Repayment Exhibit E - Form of Compliance Certificate Exhibit F - Form of Assignment and Acceptance Exhibit G - Form of Borrowing Base Report Schedules: Schedule 1 - Addresses for Notices, Domestic Lending Office, Commitment Amounts and Commitment Percentages Schedule 2 - Copies of all shareholder action, Managing Body action, SEC action, or amendments or modification to the Charter Documents (including, without limitation, each proxy statement and certification of the tabulations of the vote taken in connection therewith) effecting a change to the Investment Policies and Restrictions USA\1043487.000096\615139066.1USA\1043487.000096\615139066.3

CREDIT AGREEMENT CREDIT AGREEMENT, dated as of June 14, 2017, among CREDIT SUISSE ASSET MANAGEMENT INCOME FUND, INC., a Maryland corporation (the “Borrower”), the Banks (as hereinafter defined) party hereto from time to time, and STATE STREET BANK AND TRUST COMPANY, as agent for the Banks (in such capacity, the “Agent”). The parties hereto hereby agree as follows: ARTICLE I DEFINITIONS SECTION 1.01 Definitions. The following terms, as used herein, have the following meanings: “Adjusted Net Assets” means, as at any date of determination, an amount equal to (a) the Asset Value of the Total Assets minus (b) the Total Liabilities that are not Senior Securities Representing Indebtedness, minus (c) without duplication the sum of (i) the Asset Value of the Borrower’s investments, if any, in any direct or indirect Subsidiaries (and including in any event, without duplication, the value of any assets of any such direct or indirect Subsidiary), plus (ii) the Asset Value of any assets of the Borrower constituting physical commodities. For purposes of calculating the Adjusted Net Assets, the amount of any liability included in Total Liabilities shall be equal to the greater of (i) the outstanding amount of such liability and (ii) the fair market value of all assets pledged, encumbered or otherwise segregated to secure such liability. “Adjusted Term SOFR” means, for purposes of any calculation, the rate per annum equal to (a) Term SOFR for such calculation plus (b) the Term SOFR Adjustment, provided that if Adjusted Term SOFR as so determined for any day shall ever be less than the Floor, then the Adjusted Term SOFR for such day shall be deemed to be the Floor for all purposes of this Agreement. “Adverse Claim” means any Lien or other right, claim, encumbrance or any other type of preferential arrangement in, of or on any Person’s assets or properties (including the segregation thereof or the deposit thereof to satisfy margin or other requirements) in favor of any other Person other than, in the case of the Borrower, Liens permitted under Section 5.08(a), (b) or (c) hereof. “Affected Financial Institution” means (a) any EEA Financial Institution or (b) any UK Financial Institution. “Affiliate” means, with respect to any Person (the “First Person”) any other Person that (a) is an “Affiliated Person” (within the meaning of the Investment Company Act) of such First Person, (b) is an “affiliate” (within the meaning of Section 23A of the Federal Reserve Act, as amended) of such First Person, or (c) is a Control Affiliate of such First Person.

“Aggregate Commitment Amount” means, as of any date, the aggregate of all Commitment Amounts as of such date. On the Effective Date, the Aggregate Commitment Amount is $85,000,000. “Agent” has the meaning set forth in the preamble to this Agreement. “Agreement” means this Credit Agreement, as amended, supplemented or otherwise modified. “Amendment” means Amendment No. 5, dated as of June 8, 2022, to this Agreement. “Amendment Effective Date” has the meaning set forth in the Amendment. “Amendment No. 7 Effective Date” means the “Amendment Effective Date” as such term is defined in Amendment No. 7, dated as of June 5, 2024, to this Agreement. “Anti-Corruption Laws” means, with respect to any Person, all laws, rules, and regulations of any jurisdiction applicable to such Person from time to time concerning or relating to bribery or corruption. “Applicable Fee Rate” means (a) prior to the Amendment Effective Date, the applicable rate set forth from time to time in this Agreement at which the commitment fee accrues, and (b) as of any other date, a rate per annum equal to (i) in the event the outstanding principal balance of all Loans equals or exceeds 75% of the Aggregate Commitment Amount, 0.15%, and (ii) at all other times, 0.25%. “Applicable Law” means, with respect to any Person, any Law of any Authority, including, without limitation, all Federal and state banking or securities laws, to which such Person is subject or by which it or any of its property is bound. “Applicable Margin” means (a) prior to the Amendment No. 7 Effective Date, the applicable margin set forth from time to time in this Agreement by reference to which interest accrues, and (b) as of any other date, 0.800.85%. “Approved Borrowing Amount” means (a) $1,000,000 or an integral multiple of $100,000 in excess thereof, or (b) such lesser amount as shall be equal to the excess of the Aggregate Commitment Amount over the aggregate outstanding principal balance of all Loans. “Asset Value” means, as of any day of determination in respect of any asset of the Borrower, the Value of such asset computed by the Borrower in good faith in the manner such Value is required to be computed in accordance with the Pricing Procedures and Applicable Law, including, without limitation, the Investment Company Act; provided that (i) with respect to any asset that is not valued daily, the Asset Value of such asset shall be deemed zero for purposes of this definition, (ii) with respect to any asset the value of which is not based primarily upon the closing price thereof on an exchange, or the market price therefor determined by one or more pricing services or broker-dealers (other than a pricing service or broker-dealer that is an Affiliate of the Borrower or the Borrower’s investment adviser, or that is otherwise not independent), the Asset Value of such asset shall be deemed zero for purposes of this definition, 2 and (iii) with respect to any asset that is valued higher than either of the following (the “Base Price”): (x) the closing price thereof on an exchange, or (y) the market price therefor determined by one or more pricing services or broker-dealers (other than a pricing service or broker-dealer that is an Affiliate of the Borrower or the Borrower’s investment adviser, or that is otherwise not independent), the Asset Value of such asset shall be deemed to be the Base Price for purposes of this definition. “Assignee” has the meaning set forth in Section 9.06(c) hereof. “Assignment and Acceptance” has the meaning set forth in Section 9.06(c) hereof. “Authority” means any governmental or quasi-governmental authority (including the Financial Industry Regulatory Authority, stock exchanges, the SEC and any accounting board or authority (whether or not a part of government) which is responsible for the establishment or interpretation of national or international accounting principles, in each case whether foreign or domestic), whether executive, legislative, judicial, administrative or other, or any combination thereof, including, without limitation, any Federal, state, territorial, county, municipal or other government or governmental or quasi-governmental agency, arbitrator, board, body, branch, bureau, commission, corporation, court, department, instrumentality, master, mediator, panel, referee, system or other political unit or subdivision or other entity of any of the foregoing, whether domestic or foreign. “Authorized Signatory” means any duly authorized officer or other authorized Person of the Borrower, provided that the Agent shall have received a manually signed certificate of an officer of the Borrower bearing a manual specimen signature of such officer or other Person and such officer or other Person shall be reasonably satisfactory to the Agent. “Available Tenor” means, as of any date of determination and with respect to the then-current Benchmark, as applicable, (x) if such Benchmark is a term rate, any tenor for such Benchmark (or component thereof) that is or may be used for determining the length of an interest period pursuant to this Agreement or (y) otherwise, any payment period for interest calculated with reference to such Benchmark (or component thereof) that is or may be used for determining any frequency of making payments of interest calculated with reference to such Benchmark pursuant to this Agreement, in each case, as of such date and not including, for the avoidance of doubt, any tenor for such Benchmark that is then-removed from the definition of “Interest Period” pursuant to Section 8.02(d). “Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution. “Bail-In Legislation” means (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, regulation, rule or requirement for such EEA Member Country from time to time which is described in the EU Bail In Legislation Schedule and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other 3 financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings). “Bank” means each of State Street, each other lender named on the signature pages hereof, each Assignee which becomes a Bank pursuant to Section 9.06(c) hereof, and their respective successors. “Base Rate” means, as of any day, the highest of (a) the Applicable Margin plus the Federal Funds Effective Rate as in effect on that day, (b) the Applicable Margin plus Adjusted Term SOFR as in effect on that day, and (c) the Applicable Margin plus the Overnight Bank Funding Rate. “Base Rate Loans” means Loans bearing interest calculated by reference to the Base Rate. “Benchmark” means, initially, the Term SOFR Reference Rate; provided that if a Benchmark Transition Event has occurred with respect to the Term SOFR Reference Rate or the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to Section 8.02(a). “Benchmark Replacement” means, with respect to any Benchmark Transition Event, the sum of: (a) the alternate benchmark rate that has been selected by the Agent and the Borrower giving due consideration to (i) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (ii) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement to the then-current Benchmark for Dollar-denominated syndicated credit facilities at such time and (b) the related Benchmark Replacement Adjustment; provided that, if such Benchmark Replacement as so determined would be less than the Floor, such Benchmark Replacement will be deemed to be the Floor for the purposes of this Agreement and the other Loan Documents. “Benchmark Replacement Adjustment” means, with respect to any replacement of the then-current Benchmark with an Unadjusted Benchmark Replacement, the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by the Agent and the Borrower giving due consideration to (a) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body or (b) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for Dollar-denominated syndicated credit facilities at such time. “Benchmark Replacement Date” means the earliest to occur of the following events with respect to the then-current Benchmark: 4

(a) in the case of clause (a) or (b) of the definition of “Benchmark Transition Event,” the later of (i) the date of the public statement or publication of information referenced therein and (ii) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide all Available Tenors of such Benchmark (or such component thereof); or (b) in the case of clause (c) of the definition of “Benchmark Transition Event,” the first date on which such Benchmark (or the published component used in the calculation thereof) has been determined and announced by the regulatory supervisor for the administrator of such Benchmark (or such component thereof) to be non-representative; provided that such non-representativeness will be determined by reference to the most recent statement or publication referenced in such clause (c) and even if any Available Tenor of such Benchmark (or such component thereof) continues to be provided on such date. For the avoidance of doubt, the “Benchmark Replacement Date” will be deemed to have occurred in the case of clause (a) or (b) with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors of such Benchmark (or the published component used in the calculation thereof). “Benchmark Transition Event” means the occurrence of one or more of the following events with respect to the then-current Benchmark: (a) a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof), permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof); (b) a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the Board of Governors, the FRBNY, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component), which states that the administrator of such Benchmark (or such component) has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof) permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof); or (c) a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in 5 the calculation thereof) announcing that all Available Tenors of such Benchmark (or such component thereof) are not, or as of a specified future date will not be, representative. For the avoidance of doubt, a “Benchmark Transition Event” will be deemed to have occurred with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to each then-current Available Tenor of such Benchmark (or the published component used in the calculation thereof). “Benchmark Transition Start Date” means, in the case of a Benchmark Transition Event, the earlier of (a) the applicable Benchmark Replacement Date and (b) if such Benchmark Transition Event is a public statement or publication of information of a prospective event, the 90th day prior to the expected date of such event as of such public statement or publication of information (or if the expected date of such prospective event is fewer than 90 days after such statement or publication, the date of such statement or publication). “Benefit Arrangement” means at any time an employee benefit plan within the meaning of Section 3(3) of ERISA which is not a Plan or a Multiemployer Plan and which is maintained or otherwise contributed to by any member of the ERISA Group. “Board of Governors” means the Board of Governors of the Federal Reserve System. “Borrower” has the meaning set forth in the preamble to this Agreement. “Borrowing” means a borrowing consisting of simultaneous Loans of the same Type and, in the case of a SOFR Borrowing, having the same Interest Period made by the Banks. “Borrowing Base” means, at the relevant time of reference thereto, an amount equal to the sum of the following items to the extent that they are classified as “assets” on the balance sheet of the Borrower in accordance with Generally Accepted Accounting Principles: (i) 90% of the aggregate Asset Value of all Eligible Government Securities; (ii) 80% of the aggregate Asset Value of all Eligible Commercial Paper; (iii) 80% of the aggregate Asset Value of all Tier 1 Corporate Debt Securities; (iv) 70% of the aggregate Asset Value of all Tier 2 Corporate Debt Securities; (v) 60% of the aggregate Asset Value of all Tier 3 Corporate Debt Securities; and (vi) 50% of the aggregate Asset Value of all Senior Loans; and (vii) 10% of the aggregate Asset Value of all Tier 4 Corporate Debt Securities; provided, however, that (1) if, but for this clause (1), in excess of 20% of the Borrowing Base value of all Eligible Commercial Paper and Tier 1 Corporate Debt Securities 6

would be attributable to a single Issuer, the amount of such excess shall not be included in the calculation of the Borrowing Base; (2) if, but for this clause (2), in excess of 10% of the Borrowing Base value of all Tier 2 Corporate Debt Securities, Tier 3 Corporate Debt Securities and Tier 1 Senior Loans would be attributable to a single Issuer, the amount of such excess shall not be included in the calculation of the Borrowing Base; (3) if, but for this clause (3), in excess of 5% of the Borrowing Base value of all Tier 4 Corporate Debt Securities would be attributable to a single Foreign Issuer, the amount of such excess shall not be included in the calculation of the Borrowing Base; (4) if, but for this clause (4), in excess of 515% of the Borrowing Base value would be attributable to a single Foreign IssuerIssuers, the amount of such excess shall not be included in the calculation of the Borrowing Base; and (5) if, but for this clause (5), in excess of 15% of the Borrowing Base value would be attributable to Foreign Issuers, the amount of such excess shall not be included in the calculation of the Borrowing Base; (6) if, but for this clause (6), in excess of 15% of the Borrowing Base value would be attributable to Eligible Loan Participations, the amount of such excess shall not be included in the calculation of the Borrowing Base;. (7) if, but for this clause (7), in excess of 5% of the Borrowing Base value would be attributable to Tier 2 Senior Loans, the amount of such excess shall not be included in the calculation of the Borrowing Base; and (8) if, but for this clause (8), in excess of 10% of the Borrowing Base value would be attributable to Tier 4 Corporate Debt Securities, the amount of such excess shall not be included in the calculation of the Borrowing Base. “Borrowing Base Report” means a Borrowing Base Report for the Borrower signed by an Authorized Signatory and in substantially the form of Exhibit G attached hereto. “Borrowing Date” means a Domestic Business Day on which Loans are advanced hereunder as specified in a Notice of Borrowing delivered pursuant to Section 2.02(a) hereof. “Calculation Date” has the meaning set forth in Section 5.01(c) hereof. “Charter Documents” means, collectively, the Borrower’s charter, the Borrower’s By laws and all other organizational or governing documents of the Borrower, in each case as amended, supplemented or otherwise modified from time to time. “Commitment” means the agreement of each Bank, subject to the terms and conditions of this Agreement, to make Loans to the Borrower hereunder. 7

“Commitment Amount” means, with respect to each Bank, the amount set forth opposite the name of such Bank on Schedule 1 attached hereto, as such amount may be changed from time to time pursuant to Sections 2.08 or 9.06(c) hereof. “Commitment Percentage” means, with respect to each Bank, the percentage set forth opposite the name of such Bank on Schedule 1 attached hereto (as the same may be amended in accordance herewith) as such Bank’s percentage of the Aggregate Commitment Amount of all of the Banks. “Confidential Material” has the meaning set forth in Section 9.09(a) hereof. “Conforming Changes” means, with respect to either the use or administration of Term SOFR or the use, administration, adoption or implementation of any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Base Rate,” the definition of “Domestic Business Day,” the definition of “U.S. Government Securities Business Day,” the definition of “Interest Period” or any similar or analogous definition (or the addition of a concept of “interest period”), timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, the applicability and length of lookback periods, the applicability of Section 8.05 and other technical, administrative or operational matters) that the Agent decides may be appropriate to reflect the adoption and implementation of any such rate or to permit the use and administration thereof by the Agent in a manner substantially consistent with market practice (or, if the Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Agent determines that no market practice for the administration of any such rate exists, in such other manner of administration as the Agent decides is reasonably necessary in connection with the administration of this Agreement and the other Loan Documents). “Control Affiliate” of a Person means (a) any other Person directly or indirectly owning, controlling, or holding with power to vote, greater than 50% of the outstanding voting securities of such Person, (b) any other Person greater than 50% of whose outstanding voting securities are directly or indirectly owned, controlled, or held with power to vote, by such Person, or (c) any Person directly or indirectly controlling, controlled by, or under common control with, such other Person. For purposes of this defined term, “control” means the power to exercise a controlling influence over the management or policies of a company, and “controlling” and “controlled” shall have correlative meanings. “Covered Person” has the meaning set forth in Section 9.03(b) hereof. “Covered Taxes” means any taxes, levies, imposts, duties, charges, fees, deductions or withholdings of any nature now or hereafter imposed or levied by any jurisdiction or any political subdivision thereof or taxing or other authority therein other than (a) net income taxes (however denominated), franchise taxes (imposed in lieu of net income taxes), branch profits taxes and any other similar taxes imposed upon the Agent or any Bank (or its Domestic Lending Office) by the jurisdiction under the laws of which the Agent or such Bank (or its Domestic Lending Office) is organized or in which its principal office is located or through which it holds the Loans or any political subdivision, taxing authority or other authority thereof or therein, (b) any taxes imposed 8 as a result of a present or former connection between the Agent or any Bank (or its Domestic Lending Office) and the jurisdiction imposing such tax other than a connection arising solely as a result of the Agent or such Bank (or its Domestic Lending Office) having executed, delivered or performed its obligations or received payments under, or enforced, this Agreement, and (c) any U.S. Federal withholding taxes imposed under FATCA. “Credit Facility” means a syndicated or “club” credit or loan facility for the purposes of making loans. “Custodian” means State Street. “Custody Agreement” means that certain Custodian Agreement, dated as of October 20, 2000, among the Borrower, the various investment companies party thereto, and the Custodian, as the same may be amended, restated, supplemented or otherwise modified from time to time. “Debt” of any Person means at any date, without duplication, (a) all obligations of such Person for borrowed money or extensions of credit, (b) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (c) all obligations of such Person to pay the deferred purchase price of property or services, except trade accounts payable arising in the ordinary course of business and payable in accordance with customary practices, (d) all obligations of such Person as lessee which are or should be capitalized in accordance with Generally Accepted Accounting Principles, (e) all obligations of others secured by a Lien on any asset of such Person, whether or not any such obligation is assumed or Guaranteed by such Person, (f) all obligations of such Person under Guarantees, (g) all obligations to reimburse the issuer in respect of letters of credit or under performance or surety bonds, and other similar obligations, (h) all obligations of such Person in respect of monetary judgments, (i) all obligations of such Person in respect of banker’s acceptances and under reverse repurchase agreements, (j) all obligations of such Person in respect of Financial Contracts, and (k) all obligations that are Senior Securities Representing Indebtedness of such Person. “Default” means any condition or event which constitutes an Event of Default or which with the giving of notice or lapse of time or both would, unless cured or waived, become an Event of Default. “Delinquent Bank” has the meaning set forth in Section 8.08(a) hereof. “Distressed Loan Obligation” means any Loan Obligation (a) any obligor in respect of which is subject to bankruptcy, insolvency, liquidation or other similar action or proceeding, (b) any obligor in respect of which has failed to make any payment of principal or interest in respect of such Loan Obligation (whether at scheduled maturity or any accelerated date of maturity or any other date fixed for payment thereof or otherwise) beyond any period of grace provided with respect thereto, or (c) classified by the Borrower or the Investment Adviser as “non-performing” pursuant to Generally Accepted Accounting Principles, or (d) rated (subject to Section 1.03) lower than Caa2 by Moody’s or lower than CCC by S&P or which, if unrated, is in the reasonable judgment of the Borrower or Investment Adviser of equal credit quality to a Loan Obligation that is rated lower than Caa2 by Moody’s or lower than CCC by S&P.. 9

“Dollars” or “$” means dollars in lawful currency of the United States of America. “Domestic Business Day” means any day (other than a Saturday or Sunday) on which (a) commercial banks are open for the purpose of transacting business in Boston, Massachusetts and New York, New York and (b) the New York Stock Exchange is open. “Domestic Lending Office” means, initially, the office of each Bank designated as such on Schedule 1 attached hereto; thereafter such other office of such Bank, if any, located in the United States that shall be making or maintaining any Loan. “EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent. “EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway. “EEA Resolution Authority” means any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution. “Effective Date” means the date this Agreement becomes effective in accordance with Section 3.01 hereof. “Electronic Platform” means an electronic system for the delivery of information (including, without limitation, documents), such as IntraLinks On Demand Workspaces™, that may or may not be provided or administered by the Agent or a Control Affiliate thereof. “Eligible Commercial Paper” means a note (a) constituting an Eligible Debt Security, (b) of an Eligible Corporate Issuer, (c) having a maturity of 270 days or less, (d) rated (subject to Section 1.03) A1 or better by S&P or P1 or better by Moody’s, (e) trade in and denominated in the currency of an Eligible OECD Member Nation, and (f) with respect to which there are recognized broker-dealers located in one or more Eligible OECD Member Nations that make a market in such note. “Eligible Corporate Debt Securities” means Eligible Debt Securities (a) issued by an Eligible Corporate Issuer, (b) traded in and denominated in the currency of an Eligible OECD Member Nation, and (c) with respect to which there are recognized broker-dealers located in one or more Eligible OECD Member Nations that make a market in such Eligible Debt Securities. “Eligible Corporate Issuer” means an issuer of debt securities domiciled in, and having its principal place of business in, an Eligible OECD Member Nation. “Eligible Debt Securities” means Eligible Securities that are debt securities, including, without limitation, corporate bond obligations; provided that Eligible Debt Securities shall not 10 include any asset that is a direct or indirect participation or subparticipation interest in or assignment or novation of a loan or other extension of credit that is not a corporate bond obligation. “Eligible Government Securities” means Eligible Debt Securities (a) issued by, and backed by the full faith and credit of, the French Republic, the Federal Republic of Germany, Japan, the Netherlands, the United Kingdom, or the United States of America, and (b) issued by any GSE. “Eligible Loan Obligation” means, as of any date, a Loan Obligation (a) that is part of a Credit Facility, (b) of an Eligible Obligor, (c) traded in and denominated in the currency of an Eligible OECD Member Nation, (d) for which recognized broker-dealers located in one or more Eligible OECD Member Nations make a market, (e) with a market value of at least 70% of par, (f) that is not a Distressed Loan Obligation, and (g) the Borrower is not a “defaulting lender” with respect to such Loan Obligation. “Eligible Loan Participation” means a Loan Participation (a) in an Eligible Loan Obligation, (b) issued or sold by an Eligible Loan Participation Counterparty, (c) traded in and denominated in the currency of, an Eligible OECD Member Nation, (d) for which recognized broker-dealers located in one or more Eligible OECD Member Nations make a market, and (e) that is permitted to be transferred to any commercial bank, insurance company, investment or mutual fund or other entity that is an “accredited investor” (as defined in Regulation D under the Securities Act) with or without the consent of such Eligible Loan Participation Counterparty. “Eligible Loan Participation Counterparty” means a Loan Participation Counterparty (a) which is domiciled in, and has its principal place of business in, an Eligible OECD Member Nation, (b) in respect of which neither such Loan Participation Counterparty nor any controlling affiliate thereof (1) is subject to any bankruptcy or other insolvency proceeding, (2) has stated in writing that it will not perform its obligations, if any, under the relevant Loan Participation or relevant Credit Facility, or (3) is in default of any material obligation under such Loan Participation or such Credit Facility, and (c) the credit rating (subject to Section 1.03) of which (or of its controlling affiliate) is no less than “A-” from S&P or “A3” from Moody's. “Eligible Obligor” means a for profit business enterprise which is domiciled in, and has its principal place of business in, an Eligible OECD Member Nation. “Eligible OECD Member Nation” means any OECD Member Nation having a sovereign long term debt rating (subject to Section 1.03) in a non local currency of not less than “B3” by Moody’s or “B-” by S&P. “Eligible Securities” means securities (and not Loan Obligations or Loan Participations) (a) that are publicly traded or Rule 144A Securities, (b) that are unrestricted as to sale (Rule 144A Securities that are freely traded among “qualified Institutional buyers” (within the meaning of Rule 144A) shall not be deemed to be restricted as to sale solely as a result of the restrictions and other limitations on transfer and offers to transfer contained in the Securities Act), (c) that are free and clear of any Adverse Claim, (d) in which the Agent has, for the benefit of the Agent and the Banks, a first priority perfected security interest pursuant to the Security Documents, (e) 11 that are not the subject of a reverse repurchase agreement, dollar roll, securities lending transaction or otherwise segregated to satisfy any obligations with respect thereto, (f) that are permitted to be purchased or held by the Borrower in accordance with the Prospectus and/or the Investment Policies and Restrictions, and (g) that are valued daily at current market value by independent pricing sources. “ERISA” means the Employee Retirement Income Security Act of 1974, as amended, or any successor statute. “ERISA Group” means, with respect to the Borrower, the Borrower and all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control which, together with the Borrower, are treated as a single employer under Section 414 of the Internal Revenue Code. “Erroneous Payment” has the meaning set forth in Section 7.11(a) hereof. “Erroneous Payment Deficiency Assignment” has the meaning set forth in Section 7.11(d) hereof. “Erroneous Payment Impacted Class” has the meaning set forth in Section 7.11(d) hereof. “Erroneous Payment Return Deficiency” has the meaning set forth in Section 7.11(d) hereof. “Erroneous Payment Subrogation Rights” has the meaning set forth in Section 7.11(d) hereof. “EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time. “Events of Default” has the meaning set forth in Section 6.01 hereof. “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC thereunder, as modified or interpreted by orders of the SEC, or other interpretative releases or letters issued by the SEC or its staff, all as from time to time in effect, or any successor law, rules or regulations, and any reference to any statutory or regulatory provision shall be deemed to be a reference to any successor statutory or regulatory provision. “Existing Credit Agreement” has the meaning set forth in the Amendment. “Failure” has the meaning set forth in Section 8.08(b) hereof. “FATCA” means Sections 1471 through 1474 of the Internal Revenue Code, as of the Effective Date (or any amended or successor version that is substantively comparable and not materially more onerous to comply with) and any current or future regulations or official interpretations thereof (provided such regulations or official interpretations are substantively 12 comparable and not materially more onerous to comply with) and any agreement entered into pursuant to Section 1471(b)(1) of the Internal Revenue Code. “Fed Funds Business Day” shall mean any day upon which overnight federal funds transactions are conducted. “Federal Funds Effective Rate” shall mean, for any day, the rate per annum calculated by the FRBNY, based on the prior day's overnight federal funds transactions (as determined in such manner as the FRBNY shall set forth on its public website from time to time), as the federal funds effective rate (which rate is, in general, published by the FRBNY on such day for the prior FRBNY Business Day), provided that if such day is not a Fed Funds Business Day, then the Federal Funds Effective Rate shall be such rate as in effect on the Fed Funds Business Day immediately preceding such day, provided further that if the Federal Funds Effective Rate as so determined for any day would be less than the Floor, such rate for such day shall be deemed to be the Floor for all purposes of this Agreement. “Financial Contract Liability” means, at any time, the net amount of the liability, if any, that a Person has under each Financial Contract to which such Person is a party, in each case determined on a mark to market basis in accordance with Generally Accepted Accounting Principles. “Financial Contracts” means option contracts, options on futures contracts, futures contracts, forward contracts, options on foreign currencies, foreign currency contracts, repurchase agreements, reverse repurchase agreements, mortgage rolls, credit linked notes, indexed securities, firm and standby commitment agreements, securities lending agreements, when-issued contracts and securities, swap, swaption, floor, cap, or collar agreements, short sales, and other similar arrangements, investment techniques and other obligations that would be, but for the segregation of assets thereof, Senior Securities. “Floor” means a rate of interest equal to 0.0%. “Foreign Bank” means any Bank that is organized under the laws of a jurisdiction other than that in which the Borrower is resident for tax purposes. For purposes of this definition, the United States, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction. “Foreign Issuer” means any Issuer that is organized under the laws of a jurisdiction other than the United States, any State thereof, or the District of Columbia. “FRBNY” shall mean the Federal Reserve Bank of New York, or any successor thereto that publishes the Federal Funds Effective Rate. “FRBNY Business Day” shall mean each business day that is not included in the FRBNY’s holiday schedule. “Generally Accepted Accounting Principles” has the meaning set forth in Section 1.02 hereof. 13

“Governmental Authorizations” means all franchises, permits, licenses, approvals, consents and other authorizations of all Authorities. “Governmental Filings” means all filings, including franchise and similar tax filings, and the payment of all fees, assessments, interests and penalties associated with such filing, with all Authorities. “GSE” means the Government National Mortgage Association, the Federal National Mortgage Association and the Federal Home Loan Mortgage Corporation. “Guarantee” by any Person means any obligation, contingent or otherwise, of such Person directly or indirectly guaranteeing any Debt of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Debt (whether arising by virtue of partnership arrangements, by agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise) or (b) entered into for the purpose of assuring in any other manner the obligee of such Debt of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part), provided that the term Guarantee shall not include endorsements for collection or deposit in the ordinary course of business. The term “Guarantee” used as a verb has a corresponding meaning. “Indebtedness” of any Person means at any date, without duplication, (a) all Debt of such Person, and (b) all Senior Securities issued by such Person. “Interest Period” means, with respect to each borrowing of SOFR Loans, initially the period commencing on the date of such borrowing and ending one month thereafter, as the Borrower may elect in the applicable Notice of Borrowing, and thereafter, each period commencing on the last day of the next preceding Interest Period applicable to such borrowing and ending one month thereafter, as the Borrower may elect in the applicable Notice of Conversion, provided that: (a) any Interest Period which would otherwise end on a day which is not a Domestic Business Day shall be extended to the next succeeding Domestic Business Day unless such Domestic Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Domestic Business Day; (b) any Interest Period which begins on the last Domestic Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Domestic Business Day of a calendar month; and (c) any Interest Period which would otherwise end after the Termination Date shall instead end on the Termination Date. “Internal Revenue Code” means the Internal Revenue Code of 1986, as amended, or any successor statute and the Treasury regulations promulgated thereunder. 14

“Investment Adviser” means Credit SuisseUBS Asset Management, (Americas) LLC, a limited liability company organized under the laws of Delaware. “Investment Adviser Change of Control” means the occurrence of one or more of the following events: (a) the failure of the Investment Adviser to be a Control Affiliate of the Parent; (b) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions), including by way of merger or consolidation, of all or substantially all of the assets of the Parent to any Person or group of related Persons for purposes of Section 13(d) of the Exchange Act (a “Group”), together with any Control Affiliates thereof (whether or not otherwise in compliance with the provisions hereof); (c) the approval by the holders of equity interests issued by the Parent of any plan or proposal for the liquidation or dissolution of the Parent; or (d) any Person or Group shall become the owner, directly or indirectly, beneficially or of record, of shares representing more than 25% of the aggregate ordinary voting power represented by the equity interests issued by the Parent. “Investment Company Act” means the Investment Company Act of 1940, as amended, and the rules and regulations of the SEC thereunder, as modified or interpreted by orders of the SEC, or other interpretative releases or letters issued by the SEC or its staff, all as from time to time in effect, or any successor law, rules or regulations, and any reference to any statutory or regulatory provision shall be deemed to include a reference to any successor statutory or regulatory provision. “Investment Policies and Restrictions” means, with respect to the Borrower, the material provisions of the Offering Document (as delivered to the Agent on the Effective Date), and other documents dealing with the Borrower’s investment objectives, investment policies and strategies, and investment restrictions, as such objectives, policies, strategies and restrictions may be further amended, supplemented or otherwise modified in accordance with Applicable Law, including without limitation, the Securities Act and the Investment Company Act. “Issuer” means (a) an issuer of securities or (b) an Eligible Obligor. “Law” means any action, code, consent decree, constitution, decree, directive, enactment, finding, guideline, law, injunction, interpretation, judgment, order, ordinance, policy statement, proclamation, promulgation, regulation, requirement, rule, rule of law, rule of public policy, settlement agreement, statute, or writ, of any Authority, or any particular section, part or provision thereof. “Liabilities” has the meaning set forth in Section 7.05 hereof. “Lien” means, with respect to any asset, any mortgage, lien, pledge, charge, security interest (statutory or other) or encumbrance of any kind in respect of such asset, or any preference, priority or other security or preferential arrangement of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement or any financing lease having substantially the same economic effect as any of the foregoing) with respect to such asset, including any agreement (other than this Agreement) preventing a Person from encumbering such asset. 15

“Loan Documents” means, collectively, this Agreement, the Notes, the Security Documents, and any and all other documents and instruments required to be executed and delivered by the Borrower pursuant to this Agreement that evidence or secure the Obligations, in each case as amended, restated, supplemented or otherwise modified from time to time. “Loan Obligation” means a debt obligation other than a security. “Loan Participation” means a participation interest (other than a sub-participation interest) in a Loan Obligation. “Loan Participation Counterparty” means the seller or issuer of a Loan Participation. “Loans” means loans made or to be made to the Borrower by the Banks pursuant to Section 2.01 hereof. “Managing Body” means (a) with respect to the Borrower, the Board of Directors thereof, and (b) with respect to any other Person, the board of directors or other similar managing body thereof. “Margin Stock” has the meaning assigned to such term in Regulation U. “Material Adverse Effect” means (a) a material adverse effect on the ability of the Borrower to fully perform its obligations under this Agreement or any of the other Loan Documents, (b) a material adverse effect on the Agent’s right, title and interest, on behalf of itself and the Banks, in the collateral pledged to it pursuant to the Security Documents, or on the rights and remedies of the Agent and the Banks under this Agreement or under any of the other Loan Documents, (c) a material adverse effect on the validity or enforceability of this Agreement or any of the other Loan Documents, (d) a material adverse effect on the business, financial position, condition, operations, assets or properties of the Borrower or the Investment Adviser, or (e) a Default. “Material Litigation” means, with respect to the Borrower, any action, suit, proceeding or investigation of any kind pending against, or threatened in writing against or affecting, the Borrower or any Subsidiary thereof, or any property of the Borrower or any such Subsidiary, before any court or arbitrator or any other Authority, which (a) would reasonably be expected to have a Material Adverse Effect, or (b) calls into question the validity or enforceability of, or otherwise seeks to invalidate, any Loan Document. “Maximum Amount” means, as at any date of determination, an amount equal to the least of: (a) the maximum amount of Debt that the Borrower would be permitted to incur pursuant to Applicable Law, including the Investment Company Act, (b) the maximum amount of Debt that the Borrower would be permitted to incur pursuant to the limitations on borrowings in its Offering Document and the Investment Policies and Restrictions, 16

(c) in the event that the Borrower shall have entered into any agreement(s) with any Authority limiting the amount of Debt that the Borrower may create, incur, assume or suffer to exist, the maximum amount of Debt that the Borrower would be permitted to create, incur, assume or suffer to exist pursuant to such agreement(s), and (d) the maximum amount of Debt that the Borrower would be permitted to incur without violating Section 5.19 hereof; in each case, as in effect at such date of determination. “Moody’s” means Moody’s Investors Services, Inc., or any successor acceptable to all of the Banks and performing substantially the same function. “Multiemployer Plan” means at any time an employee pension benefit plan within the meaning of Section 4001(a)(3) of ERISA to which any member of the ERISA Group is then making or accruing an obligation to make contributions or has within the preceding five plan years made contributions, including for these purposes any Person which ceased to be a member of the ERISA Group during such five year period. “Note(s)” has the meaning set forth in Section 2.04(b) hereof. “Notice of Borrowing” has the meaning set forth in Section 2.02(a) hereof. “Notice of Conversion” has the meaning set forth in Section 2.02(b) hereof. “Notice of Repayment” has the meaning set forth in Section 2.05(g) hereof. “Obligations” means all indebtedness, obligations and liabilities of the Borrower to the Banks and the Agent, existing on the date of this Agreement or arising thereafter, direct or indirect, absolute or contingent, matured or unmatured, liquidated or unliquidated, secured or unsecured, arising or incurred under this Agreement or any of the other Loan Documents or in respect of any of the Loans to the Borrower or any of the Notes or other instruments at any time evidencing any thereof, and the Erroneous Payment Subrogation Rights. “OECD Member Nation” means a member nation of the Organization for Economic Cooperation and Development. “Offering Document” means, with respect to the Borrower, the prospectus dated January 22, 2013, and filed with the SEC as part of the Borrower’s registration statement on Form N-2, as amended (or any successor SEC form), and shall include, without limitation, the related statement of additional information included in such registration statement, and all amendments, restatements, supplements and other modifications thereto (whether through proxy vote or otherwise) as of the Effective Date and as the same may be further amended, restated, supplemented or otherwise modified in accordance with Applicable Law, including without limitation, the Securities Act and the Investment Company Act and in accordance with the terms of this Agreement. “Overnight Bank Funding Rate” means, for any day, the rate per annum calculated by the FRBNY, based on the prior day's overnight federal funds transactions, eurodollar transactions, and certain reported domestic deposits (as determined in such manner as the FRBNY shall set 17 forth on its public website from time to time), as the overnight bank funding rate (which rate is, in general, published by the FRBNY on such date for the prior FRBNY Business Day), provided that if such day is not a Fed Funds Business Day, then the Overnight Bank Funding Rate shall be such rate as in effect on the Fed Funds Business Day immediately preceding such day, provided further that if the Overnight Bank Funding Rate as so determined for any day would be less than the Floor, such rate for such day shall be deemed to be the Floor for all purposes of this Agreement. “Parent” means Credit SuisseUBS Group AG. “Participant” has the meaning set forth in Section 9.06(b) hereof. “Patriot Act” has the meaning set forth in Section 9.10 hereof. “Payment Recipient” has the meaning set forth in Section 7.11(a) hereof. “Permitted Restricted Payment” means any Restricted Payment, other than a Restricted Payment (a) which would be outside of the ordinary course of business of the Borrower or (b) which would not be consistent with the Borrower’s past practices. “Person” means an individual, a corporation, a partnership, a limited liability company, an association, a trust or any other entity or organization, including a series or portfolio of any of the foregoing, or a government or political subdivision or an agency or instrumentality thereof. “Plan” means at any time an employee pension benefit plan (other than a Multiemployer Plan) which is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Internal Revenue Code and either (a) is maintained, or contributed to, by any member of the ERISA Group for employees of any member of the ERISA Group or (b) has at any time within the preceding five years been maintained, or contributed to, by any Person which was at such time a member of the ERISA Group for employees of any Person which was at such time a member of the ERISA Group. “Plan Assets” has the meaning set forth in Section 3(42) of ERISA. “Pricing Procedures” means the Borrower’s pricing procedures for its investments, as such pricing procedures may be amended, restated, supplemented or otherwise modified in accordance with Section 5.04 hereof. “Private Authorizations” means all franchises, permits, licenses, approvals, consents and other authorizations of all Persons (other than any Authority) including, without limitation, those of shareholders and creditors and those with respect to trademarks, service marks, trade names, copyrights, computer software programs, technical and other know-how. “Register” has the meaning set forth in Section 9.06(g) hereof. 18

“Regulation T” means Regulation T of the Board of Governors of the Federal Reserve System, as in effect from time to time, and all official rulings and interpretations thereunder and thereof. “Regulation U” means Regulation U of the Board of Governors of the Federal Reserve System, as in effect from time to time, and all official rulings and interpretations thereunder and thereof. “Regulation X” means Regulation X of the Board of Governors of the Federal Reserve System, as in effect from time to time, and all official rulings and interpretations thereunder and thereof. “Relevant Governmental Body” means the Board of Governors of the Federal Reserve System or the FRBNY, or a committee officially endorsed or convened by the Board of Governors of the Federal Reserve System or the FRBNY, or any successor thereto. “Replacement Bank” has the meaning set forth in Section 8.06 hereof. “Representatives” has the meaning set forth in Section 9.09(a) hereof. “Required Banks” means, at any time, Banks holding at least a majority of the aggregate unpaid principal amount of the Loans at such time or, if no Loans are then outstanding, having at least a majority of the aggregate Commitment Amounts then in effect; provided that at any time that there are two or fewer Banks, “Required Banks” means all of the Banks, provided further that for purposes of determining Required Banks, each Delinquent Bank (including, without limitation, its Commitment Amount and Loans) shall be disregarded for so long as such Bank remains a Delinquent Bank. “Resolution Authority” means an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority. “Restricted Payment” means (a) any dividend or other distribution by the Borrower (whether in cash, securities or other property) with respect to any shares, units or other equity interests issued by the Borrower, and (b) any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, by the Borrower on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any such shares, units or other equity interests. “Revolving Credit Period” means the period from and including the Effective Date to the Domestic Business Day immediately preceding the Termination Date. “Rule 144A” means Rule 144A under the Securities Act. “Rule 144A Securities” means securities issued in reliance on Rule 144A. 19

“S&P” means Standard & Poor’s Financial Services LLC, a subsidiary of The McGraw Hill Companies, Inc., or any successor acceptable to all the Banks and performing substantially the same function. “Sanctions” has the meaning set forth in Section 4.16. “SEC” means the Securities and Exchange Commission or any other governmental authority of the United States of America at the time administering the Securities Act, the Investment Company Act or the Exchange Act. “Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the SEC thereunder, as modified or interpreted by orders of the SEC, or other interpretative releases or letters issued by the SEC or its staff, all as from time to time in effect, or any successor law, rules or regulations, and any reference to any statutory or regulatory provision shall be deemed to be a reference to any successor statutory or regulatory provision. “Security Agreement” means that certain Security Agreement, dated as of the date hereof, among the Borrower, the Custodian and the Agent, as the same may be amended, restated, supplemented or otherwise modified from time to time. “Security Documents” means, collectively, the Security Agreement and all other instruments and documents, including, without limitation, Uniform Commercial Code financing statements, required to be executed or delivered pursuant to the Security Agreement or under Applicable Law. “Senior Loan” means Eligible Loan Obligations and Eligible Loan Participations, in each case (a) that are free and clear of any Adverse Claim, (b) in which the agent has, for the benefit of the agent and the banks, a first priority (subject to any Lien permitted by clause (b) or clause (c) of Section 5.08) perfected security interest pursuant to the Security Documents, (c) that are not segregated, and (d) that are permitted to be purchased or held by the Borrower in accordance with the Prospectus and/or the Investment Policies and Restrictions. “Senior Security” has the meaning set forth in the first sentence of Section 18(g) of the Investment Company Act. “Senior Security Representing Indebtedness” has the meaning set forth in the first sentence of Section 18(g) of the Investment Company Act. “SOFR” means a rate equal to the secured overnight financing rate as administered by the SOFR Administrator. “SOFR Administrator” means the FRBNY (or a successor administrator of the secured overnight financing rate). “SOFR Loan” means a Loan that bears interest at a rate based on Adjusted Term SOFR, other than pursuant to clause (b) of the definition of “Base Rate”. 20

“Specified Materials” means, collectively, all materials or information provided by or on behalf of the Borrower, as well as documents and other written materials relating to the Borrower or any of its Subsidiaries or Affiliates or any other materials or matters relating to the Loan Documents (including, without limitation, any amendment, restatement, supplement or other modification thereto). “State Street” means State Street Bank and Trust Company. “Subsidiary” means, with respect to a Person, any corporation or other entity of which securities or other ownership interests having ordinary voting power to elect a majority of the Managing Body thereof are at the time directly or indirectly owned by such Person. “Term SOFR” means, (a) for any calculation with respect to a SOFR Loan, the Term SOFR Reference Rate for a tenor comparable to the applicable Interest Period on the day (such day, the “Periodic Term SOFR Determination Day”) that is two (2) U.S. Government Securities Business Days prior to the first day of such Interest Period, as such rate is published by the Term SOFR Administrator; provided, however, that if as of 5:00 p.m. (New York City time) on any Periodic Term SOFR Determination Day the Term SOFR Reference Rate for the applicable tenor has not been published by the Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Reference Rate has not occurred, then Term SOFR will be the Term SOFR Reference Rate for such tenor as published by the Term SOFR Administrator on the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate for such tenor was published by the Term SOFR Administrator so long as such first preceding U.S. Government Securities Business Day is not more than three (3) U.S. Government Securities Business Days prior to such Periodic Term SOFR Determination Day, and (b) for any calculation with respect to a Base Rate Loan on any day, the Term SOFR Reference Rate for a tenor of one month on the day (such day, the “Base Rate Term SOFR Determination Day”), that is two (2) U.S. Government Securities Business Days prior to such day, as such rate is published by the Term SOFR Administrator; provided, however, that if as of 5:00 p.m. (New York City time) on any Base Rate Term SOFR Determination Day the Term SOFR Reference Rate for the applicable tenor has not been published by the Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Reference Rate has not occurred, then Term SOFR will be the Term SOFR Reference Rate for such tenor as published by the Term SOFR Administrator on the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate for such tenor was published by the Term SOFR Administrator so long as such first preceding U.S. Government Securities Business Day is not more than three (3) U.S. Government Securities Business Days prior to such Base Rate Term SOFR Determination Day;. provided, further, that if Term SOFR determined as provided above (including pursuant to the proviso under clause (a) or clause (b) above) shall ever be less than the Floor, then Term SOFR shall be deemed to be the Floor. “Term SOFR Adjustment” means a percentage equal to 0.10% per annum. 21

“Term SOFR Administrator” means CME Group Benchmark Administration Limited (CBA) (or a successor administrator of the Term SOFR Reference Rate selected by the Agent in its reasonable discretion). “Term SOFR Reference Rate” means the forward-looking term rate based on SOFR. “Termination Date” means June 54, 20242025, or such earlier date on which the Commitments terminate or are terminated pursuant to the terms hereof. “Threshold Amount” means, as of any date, the lesser of (i) 1.0% of the aggregate net asset value of the Borrower, and (ii) $2,000,000 (or the equivalent amount thereof in any other currency). “Tier 1 Corporate Debt Securities” means Eligible Corporate Debt Securities which are rated (subject to Section 1.03) BBB- or better by S&P or Baa3 or better by Moody’s. “Tier 1 Senior Loan” means a Senior Loan other than a Tier 2 Senior Loan. “Tier 2 Corporate Debt Securities” means Eligible Corporate Debt Securities which (1) are rated (subject to Section 1.03) BB- or better by S&P or Ba3 or better by Moody’s, and (2) are not Tier 1 Corporate Debt Securities. “Tier 2 Senior Loan” means a Senior Loan that constitutes (a) an Eligible Loan Obligation that is rated (subject to Section 1.03) below B- by S&P or below B3 by Moody’s, or (b) an Eligible Loan Participation in respect of an Eligible Loan Obligation that is a Tier 2 Senior Loan. “Tier 3 Corporate Debt Securities” means Eligible Corporate Debt Securities which (1) are rated (subject to Section 1.03) B- or better by S&P or B3 or better by Moody’s, and (2) are not Tier 1 Corporate Debt Securities or Tier 2 Corporate Debt Securities. “Tier 4 Corporate Debt Securities” means Eligible Corporate Debt Securities which (1) are rated (subject to Section 1.03) CCC- or better by S&P or Caa3 or better by Moody’s, and (2) are not Tier 1 Corporate Debt Securities, Tier 2 Corporate Debt Securities or Tier 3 Corporate Debt Securities. “Total Assets” means, at any date, all assets of the Borrower which in accordance with Generally Accepted Accounting Principles would be classified as assets upon a balance sheet of the Borrower prepared as of such date, valued in accordance with the Pricing Procedures, provided, however, that Total Assets shall not include (a) equipment, (b) securities owned by the Borrower which are in default (except to the extent that the Borrower is required or permitted to attribute a value thereto pursuant to the Investment Company Act, the Offering Document and the Investment Policies and Restrictions) or determined to be worthless pursuant to any policy of the Borrower’s Managing Body, and (c) deferred organizational and offering expenses. “Total Liabilities” means, at any date, the sum of all liabilities of the Borrower which in accordance with Generally Accepted Accounting Principles would be classified as liabilities upon a balance sheet of the Borrower prepared as of such date, plus, without duplication, the 22 aggregate amount of the Borrower’s Debt and Financial Contract Liability, provided, however, that Total Liabilities shall not include any liquidation preference of any preferred security issued by the Borrower. “Type”, when used in reference to any Loan or Borrowing, refers to whether the rate of interest on such Loan, or on the Loans comprising such Borrowing, is determined by reference to Adjusted Term SOFR or the Base Rate. “UK Financial Institution” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended form time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms. “UK Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution. “Unadjusted Benchmark Replacement” means the applicable Benchmark Replacement excluding the related Benchmark Replacement Adjustment. “United States” and “U.S.” mean the United States of America. “U.S. Government Securities Business Day” means any day except for (a) a Saturday, (b) a Sunday or (c) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities. “Valuation Report” means a report by the Borrower, as of the close of business on a particular date, listing each security and other investment of the Borrower and the value thereof. “Value” has the meaning assigned to such term in Section 2(a)(41) of the Investment Company Act. “Write-Down and Conversion Powers” means, (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers. SECTION 1.02 Accounting Terms and Determination. Unless otherwise specified herein, all accounting terms used herein shall be interpreted, all accounting 23 determinations hereunder shall be made and all financial statements required to be delivered hereunder shall be prepared in accordance with generally accepted accounting principles as in effect from time to time in the United States of America (“Generally Accepted Accounting Principles”), applied on a basis consistent (except for changes concurred in by the Borrower’s independent public accountants) with the most recent audited financial statements of the Borrower delivered to the Banks hereunder. SECTION 1.03 Split Ratings. In each case in which any provision of this Agreement refers to credit ratings by S&P and Moody’s (or by S&P or Moody’s) and provides that such provision is subject to this Section 1.03, such provision shall be construed to mean that, in the event there is a split in the ratings by one or more ratings categories (e.g., some thing or some Person is rated BBB- by S&P and Ba3 by Moody’s), the higher rating shall be ignored. SECTION 1.04 Rates; Term SOFR Conforming Changes. (a) The Agent does not warrant or accept responsibility for, and shall not have any liability with respect to (i) the continuation of, administration of, submission of, calculation of or any other matter related to the Base Rate, the Term SOFR Reference Rate, Adjusted Term SOFR or Term SOFR, or any component definition thereof or rates referred to in the definition thereof, or any alternative, successor or replacement rate thereto (including any Benchmark Replacement), including whether the composition or characteristics of any such alternative, successor or replacement rate (including any Benchmark Replacement) will be similar to, or produce the same value or economic equivalence of, or have the same volume or liquidity as, the Base Rate, the Term SOFR Reference Rate, Adjusted Term SOFR, Term SOFR or any other Benchmark prior to its discontinuance or unavailability, or (ii) the effect, implementation or composition of any Conforming Changes. The Agent and its affiliates or other related entities may engage in, or may have engaged in, transactions that affect the calculation of the Base Rate, the Term SOFR Reference Rate, Term SOFR, Adjusted Term SOFR, any alternative, successor or replacement rate (including any Benchmark Replacement) or any relevant adjustments thereto, in each case, in a manner adverse to the Borrower. The Agent may select information sources or services in its reasonable discretion to ascertain the Base Rate, the Term SOFR Reference Rate, Term SOFR, Adjusted Term SOFR or any other Benchmark, in each case pursuant to the terms of this Agreement, and shall have no liability to the Borrower, any Bank or any other person or entity for damages of any kind, including direct or indirect, special, punitive, incidental or consequential damages, costs, losses or expenses (whether in tort, contract or otherwise and whether at law or in equity), for any error or calculation of any such rate (or component thereof) provided by any such information source or service. (b) In connection with the use or administration of Term SOFR, the Agent will have the right to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document. The Agent will promptly notify the Borrower and the Banks of the effectiveness of any Conforming Changes in connection with the use or administration of Term SOFR. 24

ARTICLE II THE CREDIT SECTION 2.01 Commitments to Lend. Subject to the terms and conditions set forth in this Agreement, each of the Banks severally agrees to make loans to the Borrower, from time to time during the Revolving Credit Period up to a maximum aggregate principal amount outstanding at any one time equal to such Bank’s Commitment Amount, provided that the aggregate principal amount of all Loans outstanding (i) shall not exceed at any time the lesser of (a) the Borrowing Base and (b) the Aggregate Commitment Amount; and (ii) shall not cause the Borrower to have an aggregate amount of Debt outstanding that is in excess of the Maximum Amount, in each case in effect at such time. Each borrowing under this Section shall be in an aggregate principal amount equal to an Approved Borrowing Amount, and shall be made from the several Banks pro rata in accordance with each Bank’s Commitment Percentage. Each Loan shall mature and become due and payable as provided in Section 2.05 hereof. SECTION 2.02 Notice of Borrowings. (a) The Borrower shall give the Agent (X) a notice substantially in the form of Exhibit B attached hereto (a “Notice of Borrowing”) not later than 1:00 p.m. (Eastern time) (or telephonic notice not later than 1:00 p.m. (Eastern time) confirmed in writing substantially in the form of Exhibit B attached hereto not later than 2:00 p.m. (Eastern time)), in each case (i) on the Domestic Business Day of each proposed borrowing of a Base Rate Loan and (ii) on the third Domestic Business Day before each proposed borrowing of a SOFR Loan, in each case specifying (1) the date of such borrowing, which shall be a Domestic Business Day, (2) whether such borrowing shall be of a Base Rate Loan or a SOFR Loan, and (3) the aggregate principal amount of such borrowing, and (Y) a duly completed Borrowing Base Report not later than 2:00 p.m. (Eastern time) on the date of the proposed borrowing of the requested Loan, prepared as of the close of business on the Domestic Business Day immediately preceding such date. Each Notice of Borrowing shall constitute a representation and warranty by the Borrower that the conditions set forth in Section 3.02(c), (d) and (e) hereof have been satisfied on the date of such notice and will be satisfied on the date of such borrowing. (b) The Borrower may elect from time to time to convert any outstanding Base Rate Loan or SOFR Loan to a Loan of another Type, or to roll over any outstanding SOFR Loan upon the expiration of an Interest Period with respect thereto, by giving a notice to the Agent substantially in the form of Exhibit C attached hereto (a “Notice of Conversion”) (or telephonic notice confirmed in a writing substantially in the form of Exhibit C attached hereto), provided that (i) with respect to any conversion into or rollover of a SOFR Loan, the Notice of Conversion shall be given within the time period for the giving of a Notice of Borrowing for a SOFR Loan as set forth in Section 2.02(a) hereof, (ii) no Loan may be converted into or rolled over as a SOFR Loan (1) except in compliance with Section 2.02(c) hereof, or (2) if an Event of Default has occurred and is continuing (in which case such Loan shall automatically become a Base Rate Loan on the last day of the first Interest Period relating thereto ending during the continuance of any Event of Default), (iii) a SOFR Loan may be converted into a Base Rate Loan or rolled over as a SOFR Loan only on the last day of the Interest Period applicable thereto, and (iv) if the Borrower fails to give a timely Notice of Conversion for a SOFR Loan, the Borrower shall be deemed to have elected to continue such SOFR Loan as a SOFR Loan having an Interest 25

Period commencing on the last day of the Interest Period applicable thereto. Conversions to and from SOFR Loans, and all roll overs, shall be in such amounts and pursuant to such elections so that, after giving effect thereto, the aggregate principal amount of all SOFR Loans having the same Interest Period shall not be less than the Approved Borrowing Amount. (c) The Borrower may not borrow a new SOFR Loan, or continue or convert a Loan as a SOFR Loan, if immediately after giving effect thereto there would be more than five different Interest Periods. SECTION 2.03 Notice to Banks; Funding of Loans. (a) Upon receipt of a Notice of Borrowing or an oral request for a borrowing in accordance with Section 2.02(a) hereof, the Agent shall promptly notify each Bank of the contents thereof and of such Bank’s ratable share (based on Commitment Percentages) of such borrowing. Such Notice of Borrowing or oral request shall not thereafter be revocable by the Borrower and shall obligate the Borrower to accept the Loans requested from the Banks on the date of such borrowing. (b) Not later than 2:00 p.m. (Eastern time) on the Borrowing Date of each borrowing, each Bank shall make available its share of such borrowing, in Federal or other funds immediately available in Boston, to the Agent at its address referred to in Section 9.01 hereof. Unless the Agent determines that any applicable condition specified in ARTICLE III hereof has not been satisfied or waived, the Agent will make the funds so received from the Banks available to the Borrower at the Agent’s aforesaid address, on the date of the borrowing. The failure or refusal of any Bank to make available to the Agent as provided herein its share of any borrowing shall not relieve any other Bank from its several obligations hereunder. (c) If any Bank makes a new Loan hereunder on a day on which the Borrower is to repay the principal amount of an outstanding Loan to such Bank, such Bank shall apply the proceeds of its new Loan to make such repayment and only an amount equal to the difference (if any) between the amount being borrowed and the amount being repaid shall be made available by the Agent as provided in clause (a) or remitted by the Borrower to the Agent for the account of such Bank as provided in Section 2.09 hereof, as the case may be. (d) Unless the Agent shall have received notice from a Bank prior to any date of a borrowing that such Bank will not make available to the Agent such Bank’s share of such borrowing, the Agent may assume that such Bank has made such share available to the Agent on such date in accordance with clause (b) of this Section and the Agent may (but it shall not be required to), in reliance upon such assumption, make available to the Borrower on such date a corresponding amount. If and to the extent that such Bank shall not have so made such share available to the Agent, such Bank and the Borrower severally agree to repay to the Agent, within three days after demand by the Agent, such amount together with interest thereon, for each day from the date such amount is made available to the Borrower until the date such amount is repaid to the Agent, at (i) in the case of the Borrower, a rate per annum equal to the interest rate applicable thereto pursuant to Section 2.06 hereof and (ii) in the case of such Bank, the Federal Funds Effective Rate. If such Bank shall repay to the Agent such amount, such amount so repaid shall constitute such Bank’s Loan included in such borrowing for purposes of this Agreement. 26

The provisions of this Section 2.03(d) hereof shall not relieve any such Bank from any liability to the Borrower. SECTION 2.04 Loan Accounts; Notes; Records. (a) The Loans made by each Bank to the Borrower shall be evidenced by one or more loan accounts or records maintained by such Bank in the ordinary course of business. The Borrower irrevocably authorizes each Bank to make or cause to be made, at or about the date of each Loan or at the time of receipt of any payment of principal of each Loan, an appropriate notation on its loan accounts or records, including computer records, reflecting the making of such Loan or (as the case may be) the receipt of such payment. The outstanding amount of the Loans set forth in any such loan accounts or records, including any computer records, maintained by a Bank with respect to the Loans made by it shall, absent manifest error, be prima facie evidence of the principal amount thereof owing and unpaid to such Bank, but the failure to record, or any error in so recording, any such amount on any such loan account or record shall not limit or otherwise affect the obligation of the Borrower hereunder or under the other Loan Documents to make payments of principal of and interest on the Loans when due. (b) The Borrower hereby agrees that if, in the opinion of any Bank, a promissory note or other evidence of debt is required, appropriate or desirable to reflect or enforce the obligations of the Borrower resulting from the Loans made, or to be made, by such Bank, then, upon request of such Bank, the Borrower shall promptly execute and deliver to such Bank, a promissory note (each, as amended, supplemented or otherwise modified, a “Note” and, collectively, the “Notes”) substantially in the form of Exhibit A attached hereto, payable to such Bank in an amount equal to such Bank’s Commitment Amount or, if less, the aggregate unpaid principal amount of such Bank’s Loans, plus interest thereon as provided below, provided, that as a condition to issuing any Note in replacement of a previously issued Note that has been lost, the Borrower may require an indemnity with respect to lost instruments from such Bank, in form and substance reasonably satisfactory to the Borrower. (c) The Agent’s records with respect to the Loans, the interest rates applicable thereto, each payment by the Borrower of principal and interest on the Loans and fees, expenses and any other amounts due and payable in connection with this Agreement and the other Loan Documents shall be prima facie evidence of the amount of the Loans and the amount of principal and interest paid by the Borrower in respect of the Loans and as to the other information relating to the Loans and amounts paid and payable by the Borrower hereunder and under the other Loan Documents, but the failure to record, or any error in so recording, any such amount on any such loan account or record shall not limit or otherwise affect the obligation of the Borrower hereunder or under the other Loan Documents to make payments of principal of and interest or other amounts on the Loans when due. SECTION 2.05 Mandatory Payments; Optional Prepayments. (a) Each Loan shall mature, and the principal amount thereof shall be due and payable, on the Termination Date. The Borrower promises to pay on the Termination Date, and there shall become absolutely due and payable on the Termination Date, all of the Loans 27 outstanding on such date, together with all accrued and unpaid interest thereon and other amounts outstanding hereunder. (b) If at any time the aggregate principal amount of Loans outstanding exceeds the Borrowing Base, the Borrower shall within four Domestic Business Days (i) prepay such principal amount of one or more Loans (together with accrued interest thereon and, in the case of SOFR Loans, the amount, if any, payable pursuant to Section 8.05 hereof), (ii) take such other action, or (iii) both, as may be necessary so that the aggregate outstanding principal balance of the Loans no longer exceeds the Borrowing Base. (c) If at any time the Borrower shall be in default of its obligations under Sections 5.19 or 5.20 hereof, the Borrower shall within four Domestic Business Days prepay the principal of one or more Loans (together with accrued interest thereon and, in the case of SOFR Loans, the amount, if any, payable pursuant to Section 8.05 hereof) and/or take such other actions, in each such case to the extent necessary so that immediately after giving effect to such prepayment and such other actions no such default would exist. (d) If at any time the aggregate principal amount of Loans outstanding exceeds the Aggregate Commitment Amount, the Borrower shall immediately prepay such principal amount of one or more Loans (together with accrued interest thereon and, in the case of SOFR Loans, the amount, if any, payable pursuant to Section 8.05 hereof) as may be necessary to eliminate such excess. (e) The Borrower may, with notice to the Agent no later than 11:30 a.m. (Eastern time) on the Domestic Business Day of such payment in the case of Base Rate Loans and upon at least three Domestic Business Days’ notice in the case of such payment of SOFR Loans (in either case, which notice shall not thereafter be revocable by the Borrower), prepay any Loans in whole at any time, or from time to time in part in an aggregate principal amount not less than $1,000,000 or in larger integral multiples of $100,000, by paying the principal amount to be prepaid (together with accrued interest thereon to the date of prepayment and, in the case of SOFR Loan, the amount, if any, payable pursuant to Section 8.05 hereof). (f) If the Borrower prepays all or any portion of the principal amount of any SOFR Loan on any day other than the last day of the Interest Period relating thereto, such prepayment shall include the amounts, if any, payable pursuant to Section 8.05 hereof. (g) The Borrower shall give the Agent a notice substantially in the form of Exhibit D attached hereto (a “Notice of Repayment”) on the date of, but prior to, each repayment or prepayment of all or any portion of any Loan, in each case specifying (1) the date of such repayment or prepayment, (2) whether such repayment or prepayment is of a Base Rate Loan or a SOFR Loan (and, if a SOFR Loan, the applicable Interest Period), (3) the aggregate principal amount of such prepayment, and (4) the other information required by such Exhibit. Upon receipt of each Notice of Repayment, the Agent shall promptly notify each Bank of the contents thereof and of such Bank’s ratable share of such prepayment. 28

(h) Subject to the satisfaction of the conditions set forth in Section 3.02 hereof, Loans prepaid prior to the Termination Date may be reborrowed prior to the Termination Date. SECTION 2.06 Interest Rates. (a) Subject to Section 2.06(d) hereof, each Base Rate Loan shall bear interest on the outstanding principal amount thereof, for the period commencing with the date such Loan is made up to but not including the date such Loan is repaid in full, at a rate per annum equal to the Base Rate as in effect from time to time. Accrued and unpaid interest on each Base Rate Loan shall be payable in arrears (i) with respect to interest accrued during a calendar month, on the fifteenth day of the immediately succeeding calendar month, and (ii) with respect to all accrued and unpaid interest, on the Termination Date. (b) [Reserved] (c) Subject to Section 2.06(d) hereof and ARTICLE VIII hereof, each SOFR Loan shall bear interest on the outstanding principal amount thereof, for the period commencing with the date such SOFR Loan is made or continued through but excluding the last day of the Interest Period applicable thereto, at a rate per annum equal to the sum of the Applicable Margin plus Adjusted Term SOFR. Interest on each SOFR Loan shall be payable (x) on the last day of the Interest Period in effect with respect thereto, and (y) with respect to all accrued and unpaid interest, on the Termination Date. (d) All overdue amounts payable under the Loan Documents (including, without limitation, any overdue principal of the Loans (whether at stated maturity, by acceleration or otherwise), any overdue interest on the Loans and any overdue fees) shall bear interest, payable on demand, for each day from and including the date payment thereof was due to but not including the date of actual payment, at a rate per annum equal to the sum of two percent (2%) above the Base Rate until such amount shall be paid in full (after as well as before judgment). Notwithstanding anything to the contrary in this Section 2.06, upon either (A) the occurrence of an Event of Default under Section 6.01(g) or (h) hereof, or (B) notice by the Agent to the Borrower of the occurrence of any other Event of Default, and in each case solely during the continuance of such Event of Default, the outstanding principal balance of the Loans shall bear interest at a rate per annum equal to the greater of (i) two percent (2%) above the rate of interest otherwise applicable to such Loans pursuant to this Section 2.06 or (ii) two percent (2%) above the Base Rate. (e) The Agent shall determine the interest rate applicable to the Loans hereunder and its determination thereof shall be conclusive and binding for all purposes in the absence of manifest error. SECTION 2.07 Fees. (a) The Borrower shall pay, or cause to be paid, to the Agent for the account of each Bank a commitment fee equal to the excess, if any, of such Bank’s Commitment Amount over the outstanding principal balance of such Bank’s Loans multiplied by the Applicable Fee Rate. Commitment fees accrued through the end of each calendar quarter shall be due and 29 payable on the 15th day of calendar month immediately succeeding such calendar quarter, and all accrued and unpaid commitment fees shall be due and payable on the Termination Date. (b) [Reserved] (c) On the Effective Date, the Borrower shall pay to the Agent for the account of each Bank a non-refundable up-front fee as provided in the Fee Letter, dated as of the date hereof, between the Agent and the Borrower. SECTION 2.08 Termination and Reduction of Commitments. (a) Each Bank’s Commitment Amount permanently shall reduce to $0 and each Bank’s Commitment shall terminate on the Termination Date. (b) Subject to Section 2.05(d) hereof, during the Revolving Credit Period, the Borrower may, upon at least three (3) Domestic Business Days’ prior written notice to the Agent, (i) terminate the Commitments at any time, or (ii) reduce from time to time the Aggregate Commitment Amount by an aggregate amount of $5,000,000 or integral multiples of $1,000,000 in excess thereof (provided that immediately after giving effect to any such termination and each such reduction, the aggregate outstanding principal balance of the Loans would not exceed the Aggregate Commitment Amount), whereupon the Commitment Amounts of each of the Banks shall be reduced pro rata in accordance with their Commitment Percentages of the amount specified in such notice or, as the case may be, each Bank’s Commitment shall be terminated. Promptly after receiving any notice of the Borrower delivered pursuant to this Section, the Agent will notify the Banks of the substance thereof. Upon the effective date of any such reduction or termination, the Borrower shall pay to the Agent for the respective accounts of the Banks the full amount of any commitment fee then accrued on the amount of the reduction. No reduction in the Commitment Amounts or termination of the Commitments may be reinstated. SECTION 2.09 General Provisions as to Payments (a) The Borrower shall make each payment of principal and interest on the Loans and of fees hereunder and all other amounts due hereunder not later than (i) in the event that there is only one Bank (which is also the Agent), 3:00 p.m. (Eastern time), and (ii) in all other events, 12:00 Noon (Eastern time)), on the date when due, in Dollars and in funds immediately available, to, except as otherwise expressly provided herein, the Agent at its address referred to in Section 9.01 hereof. The Agent shall promptly distribute to each Bank its appropriate share of each such payment received by the Agent for the account of the Banks. Whenever any payment of principal of, or interest on, Base Rate Loans or of fees shall be due on a day which is not a Domestic Business Day, the date for payment thereof shall be extended to the next succeeding Domestic Business Day and interest shall accrue during such extension. If the date for any payment of principal is extended by operation of law or otherwise, interest thereon shall be payable for such extended time. (b) Unless the Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Banks hereunder that the Borrower will not make such payment in full, the Agent may assume that the Borrower has made such payment in full to the Agent on such date and the Agent may (but it shall not be required to), in reliance upon such assumption, cause to be distributed to each Bank on such due date an amount equal to the 30 amount then due to such Bank. If and to the extent that the Borrower shall not have so made such payment, each Bank shall repay to the Agent forthwith on demand such amount distributed to such Bank together with interest thereon, for each day from the date such amount is distributed to such Bank until the date such Bank repays such amount to the Agent, at the Federal Funds Effective Rate. (c) All payments by the Borrower hereunder and under any of the other Loan Documents shall be made in Dollars without setoff or counterclaim and free and clear of and without deduction for any taxes, levies, imposts, duties, charges, fees, deductions, withholdings, compulsory loans, restrictions or conditions of any nature now or hereafter imposed or levied by any jurisdiction or any political subdivision thereof or taxing or other authority therein unless the Borrower is required by law (as determined in the good faith discretion of the Borrower or its agent) to make such deduction or withholding. Subject to Section 2.09(d) hereof, if any Covered Taxes are required to be withheld with respect to any amount payable by the Borrower hereunder or under any of the other Loan Documents, the Borrower will pay to the Agent, for the account of the Banks or (as the case may be) the Agent, on the date on which such amount is due and payable hereunder or under such other Loan Document, such additional amount in Dollars as shall be necessary to enable the Banks or the Agent to receive the same net amount which the Banks or the Agent would have received on such due date had no such Covered Taxes been required to be withheld. The Borrower will deliver promptly to the Agent certificates or other valid vouchers for all taxes or other charges deducted from or paid with respect to payments made by the Borrower hereunder or under such other Loan Document. If the Borrower reasonably believes that such Covered Taxes were not correctly or reasonably asserted, the Agent and the Banks, as applicable, will use reasonable efforts to cooperate (at the sole cost and expense of the Borrower) with the Borrower to obtain a refund of such taxes (which shall be repaid to the Borrower so long as such efforts would not, in the good faith determination of the Agent or any such Bank, result in any material additional costs, expenses or risks or be otherwise disadvantageous to it). Any Bank claiming any amounts payable by the Borrower pursuant to this Section 2.09(c) agrees to use reasonable efforts (consistent with its internal policy and legal and regulatory restrictions) to change the jurisdiction of its Domestic Lending Office if the making of such a change would avoid the need for, or reduce the amount of, any such amounts payable by the Borrower that may thereafter accrue and would not, in the reasonable judgment of such Bank, be otherwise disadvantageous to such Bank. (d) Notwithstanding anything to the contrary contained in Section 2.09(c) hereof, the Borrower will not be required to make any additional payment to or for the account of any Bank with respect to any Covered Taxes under such Section (i) by reason of a breach by such Bank of any certification or representation set forth in any form furnished to the Borrower under Section 2.11 hereof, (ii) by reason of such Bank’s failure or inability to furnish under Section 2.11 hereof an original or an extension or renewal of any form required under Section 2.11 hereof, unless such Bank is exempt from furnishing such form pursuant to Section 2.11 hereof, or (iii) if such Covered Taxes are withholding taxes imposed on amounts payable to such Bank at the time such Bank becomes a party to this Agreement (or designates a new lending office or changes its place of organization or principal office), except to the extent that such Bank’s assignor (if any) was entitled, at the time of assignment, to receive additional amounts, from the Borrower with respect to such Covered Taxes pursuant to Section 2.09(c) hereof. 31

(e) The Borrower hereby authorizes and irrevocably directs the Agent, at the Agent’s option at any time upon and following the due date for payment by the Borrower of any amounts under the Loan Documents, and without any further notice to or consent of the Borrower, to debit any account(s) of the Borrower with the Agent (in any capacity) and apply amounts so debited toward the payment of any such amounts due and owing under the Loan Documents. Notwithstanding such authorization and direction, the Borrower hereby further acknowledges and agrees that (i) the Agent shall have no obligation to so debit any such account(s) and shall have no liability whatsoever to the Borrower for any failure to do so, and (ii) the Borrower shall fully retain the obligation under the Loan Documents to make all payments owing by the Borrower thereunder when due. SECTION 2.10 Computation of Interest and Fees. All interest and fees hereunder shall be computed on the basis of a year of 360 days and paid for the actual number of days elapsed. SECTION 2.11 Withholding Tax Exemption (a) Each Bank that is not a Foreign Bank shall deliver to the Borrower (with a copy to the Agent) an original signed, properly completed IRS Form W-9 (or any successor form) certifying that such Bank is not subject to U.S. backup withholding tax, on or prior to the date on which such Bank becomes a “Bank” under this Agreement, promptly upon the obsolescence, expiration, or invalidity of any form previously delivered by such Bank, and from time to time thereafter upon the request of the Borrower or Agent. (b) Any Bank that is a Foreign Bank and is entitled to an exemption from or reduction of withholding tax under the law of the jurisdiction in which the Borrower is resident for tax purposes, or any treaty to which such jurisdiction is a party, with respect to payments hereunder or under any other Loan Document shall deliver to the Borrower (with a copy to the Agent), at the time or times prescribed by Applicable Law or reasonably requested by the Borrower or the Agent, such properly completed and executed documentation prescribed by Applicable Law as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, each such Bank, if requested by the Borrower or the Agent, shall deliver such other documentation prescribed by Applicable Law or reasonably requested by the Borrower or the Agent, including without limitation, as will enable the Borrower or the Agent to determine whether or not the Agent or such Bank is subject to backup withholding or information reporting requirements. Without limiting the generality of the foregoing, in the event that the Borrower is resident for tax purposes in the United States, each Foreign Bank shall deliver to the Borrower and the Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Bank becomes a “Bank” under this Agreement (and promptly upon the obsolescence, expiration or invalidity of any form or certificate previously delivered by such Foreign Bank or from time to time thereafter upon the request of the Borrower or the Agent, but only if such Foreign Bank is legally entitled to do so), whichever of the following is applicable: (i) duly completed copies of Internal Revenue Service Form W-8BEN or W-8BEN-E, as applicable, (or any successor form) claiming eligibility for benefits of 32 an income tax treaty to which the United States is a party that reduces or eliminates withholding tax; (ii) duly completed copies of Internal Revenue Service Form W-8ECI (or any successor form); (iii) in the case of a Foreign Bank claiming the benefits of the exemption for portfolio interest under section 881(c) of the Internal Revenue Code, (x) a certificate to the effect that such Foreign Bank is not (A) a “bank” within the meaning of section 881(c)(3)(A) of the Internal Revenue Code, (B) a “10 percent shareholder” of the Borrower within the meaning of section 871(h)(3)(B) of the Internal Revenue Code, or (C) a “controlled foreign corporation” receiving interest from a related person within the meaning of section 881(c)(3)(C) of the Internal Revenue Code (a “U.S. Tax Compliance Certificate”) and (y) duly completed copies of Internal Revenue Service Form W-8BEN or Internal Revenue Service Form W-8BEN-E, as applicable (or any successor form); (iv) to the extent a Foreign Bank is not the beneficial owner, two duly executed originals of Internal Revenue Service Form W-8IMY, accompanied by Internal Revenue Service Form W-8ECI, Internal Revenue Service Form W-8BEN-E, Internal Revenue Service Form W-8BEN, Internal Revenue Service Form W-9, a U.S. Tax Compliance Certificate, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Bank is a partnership and one or more direct or indirect partners of such Foreign Bank are claiming the portfolio interest exemption, such Foreign Bank shall provide a U.S. Tax Compliance Certificate on behalf of each such direct and indirect partner; or (v) any other form prescribed by Applicable Law as a basis for claiming exemption from or a reduction in United States Federal withholding tax duly completed together with such supplementary documentation as may be prescribed by Applicable Law to permit the Borrower and/or the Agent to determine the withholding or deduction required to be made. (c) If a payment made to a Bank under any Loan Document would be subject to U.S. federal withholding tax imposed by FATCA if such Bank were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Internal Revenue Code, as applicable), such Bank shall deliver to the Borrower and the Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrower or the Agent such documentation prescribed by Applicable Law (including as prescribed by Section 1471(b)(3)(C)(i) of the Internal Revenue Code) and such additional documentation reasonably requested by the Borrower or the Agent as may be necessary for the Borrower and the Agent to comply with their obligations under FATCA and to determine that such Bank has complied with such Bank’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this Section 2.11(c), “FATCA” shall include any amendments made to FATCA after the Effective Date and any fiscal or regulatory legislation, or any official governmental rules adopted pursuant to any intergovernmental agreement entered into in connection with FATCA. 33

ARTICLE III CONDITIONS SECTION 3.01 Effectiveness. This Agreement shall become effective on the date that each of the following conditions shall have been satisfied (or waived in accordance with Section 9.05 hereof): (a) receipt by the Agent of counterparts hereof signed by each of the parties hereto; (b) receipt by the Agent for the account of each Bank, if requested by such Bank, of a duly executed Note dated on or before the Effective Date complying with the provisions of Section 2.04 hereof; (c) receipt by the Agent of (1) the Security Agreement signed by the Borrower, and (2) (i) a perfection certificate from the Borrower in form and substance reasonably satisfactory to the Agent, (ii) copies of the results of current lien searches (or the equivalent in the applicable jurisdictions), such results to be in form and substance reasonably satisfactory to the Agent, (iii) UCC financing statements (or the equivalent in the applicable jurisdictions), in form and substance reasonably satisfactory to the Agent, and (iv) such other documents, instruments and/or agreements the Agent may reasonably require to perfect its security interest in the Collateral (as defined in the Security Agreement) in the relevant jurisdictions; (d) receipt by the Agent of the legal opinions of Willkie Farr & Gallagher LLP and Venable LLP, counsel for the Borrower, covering such matters relating to the transactions contemplated hereby as the Agent may reasonably request; (e) receipt by the Agent of a certificate manually signed by an officer of the Borrower which is satisfactory to the Agent to the effect set forth in clause (e) and, if the Borrower is submitting a Notice of Borrowing on the Effective Date, clauses (c) and (d), of Section 3.02 hereof, such certificate to be dated the Effective Date and to be in form and substance reasonably satisfactory to the Agent; (f) receipt by the Agent of a manually signed certificate from the Secretary or Assistant Secretary of the Borrower in form and substance reasonably satisfactory to the Agent and dated the Effective Date as to the incumbency of, and bearing manual specimen signatures of, the Authorized Signatories who are authorized to execute and take actions under the Loan Documents for and on behalf of the Borrower, and certifying and attaching copies of (i) all Charter Documents (other than those delivered pursuant to Section 3.01(h) hereof), with all amendments, restatements, supplements or other modifications thereto, (ii) the resolutions of the Borrower’s Managing Body authorizing the transactions contemplated hereby, (iii) the Offering Document and such material as accurately and completely sets forth all Investment Policies and Restrictions not reflected in the Offering Document, (iv) the investment management agreement between the Borrower and the Investment Adviser as then in effect, along with any other investment management or submanagement agreements to which the Borrower is a party as then in effect, (v) the Custody Agreement and (vi) the Borrower’s report(s) to shareholders referred to in Section 4.08(a) hereof; 34

(g) receipt by the Agent of a legal existence and good standing certificate for the Borrower from the Secretary of State of Maryland, dated as of a recent date; (h) receipt by the Agent of a copy of the charter of the Borrower, with all amendments, restatements, supplements or other modifications thereto, certified by the Secretary of State of the State of its formation; (i) the Agent shall have (x) completed its due diligence review, and the results of any such due diligence review are satisfactory in form and substance to the Agent, and (y) received all such documents and information as the Agent, at the request of any Bank, shall have requested in order to comply with “know-your-customer” and other anti-terrorism, anti-money laundering and similar rules and regulations and related policies; (j) receipt by the Agent of evidence in all respects satisfactory to the Agent to the effect that all commitments in favor of the Borrower under, and all of the principal, interest, fees and other sums owing by the Borrower under, and all Liens, if any, securing the obligations of the Borrower in connection with, that certain $250,000,000 committed unsecured 364-day revolving line of credit, dated as of June 10, 2009, by and among the Borrower and eight other Investment Company Act funds managed by Credit Suisse Asset Management, LLC, shall have been terminated and satisfied in full, as the case may be; (k) receipt by the Agent of all documents (including, without limitation, a duly completed Form FR U-1), opinions and instruments it may reasonably request prior to the execution of this Agreement relating to compliance with applicable rules and regulations promulgated by the Board of Governors and other governmental and regulatory authorities, the existence of the Borrower, the authority for and the validity and enforceability of this Agreement and the Notes, if any, and any other matters relevant hereto, all in form and substance reasonably satisfactory to the Agent; and (l) receipt by the Agent of payment of all (i) reasonable out-of-pocket expenses (including reasonable fees and disbursements of special counsel for the Agent) then payable hereunder, and (ii) fees then payable hereunder or under a separate fee letter, if any; provided that this Agreement shall not become effective or be binding on any party hereto unless all of the foregoing conditions are satisfied not later than June 30, 2017. The Agent shall promptly notify the Borrower and the Banks of the Effective Date, and such notice shall be conclusive and binding on all parties hereto. SECTION 3.02 All Borrowings. The obligation of each Bank to make a Loan on the occasion of any borrowing is subject to the satisfaction of the conditions precedent set forth in Section 3.01 hereof (or such conditions being waived in accordance with Section 9.05 hereof) and the satisfaction of the following conditions: (a) receipt by the Agent of a Notice of Borrowing as required by Section 2.02(a)(X) hereof, along with all documents and information it may reasonably request to establish compliance with applicable rules and regulations promulgated by the Board of Governors, and receipt by such Bank of all such documents and instruments from the Agent; 35

(b) receipt by the Agent of a Borrowing Base Report as required by Section 2.02(a)(Y) hereof; (c) the fact that, immediately after such borrowing, the aggregate outstanding principal amount of the Loans (i) will not exceed the lesser of (A) the Borrowing Base and (B) the Aggregate Commitment Amount as in effect on such date; and (ii) will not cause the aggregate amount of the Borrower’s outstanding Debt to exceed the Maximum Amount; (d) the fact that, immediately before and after such borrowing, no Default shall have occurred and be continuing; (e) the fact that the representations and warranties of the Borrower contained in this Agreement and the other Loan Documents shall be true on and as of the date of such borrowing and with the same force and effect as if made on and as of such date (or, if any such representation or warranty is expressly stated to have been made as of a specific date, as of such specific date); and (f) with respect to that particular Bank only, no change shall have occurred after the date hereof in any law or regulation thereunder or interpretation thereof (other than a Failure) that in the reasonable opinion of that Bank would make it illegal for that Bank to make such Loan. Each borrowing hereunder shall be deemed to be a representation and warranty by the Borrower on the date of such borrowing as to the facts specified in clauses (c), (d) and (e) of this Section. ARTICLE IV REPRESENTATIONS AND WARRANTIES The Borrower represents and warrants that: SECTION 4.01 Existence and Power; Investment Company (a) The Borrower is a corporation under the laws of the State of Maryland. The Borrower is duly organized, validly existing and in good standing under the laws of the State of Maryland and has all corporate powers and all authorizations and approvals required to carry on its business as now conducted. The Borrower is duly qualified to do business and is in good standing in each jurisdiction in which the nature of its business, assets, and properties, including without limitation, the performance of the Obligations, requires such qualification, except where the failure to do so is not reasonably likely to result in a Material Adverse Effect. (b) The Borrower is a closed-end management investment company registered as such under the Investment Company Act, and the outstanding shares of each class of its stock (i) have been validly issued and are fully paid and non-assessable, (ii) have been duly registered under the Securities Act to the extent required, and (iii) have been sold only in states or other jurisdictions in which all filings required to be made under applicable state securities laws have been made. 36

SECTION 4.02 Authorization; Execution and Delivery: EEA Financial Institution; Etc.. The execution and delivery by the Borrower of this Agreement and each of the other Loan Documents, and the performance by the Borrower of the Obligations, are within its corporate powers, and have been duly authorized by all requisite action by the Borrower. This Agreement and each of the other Loan Documents, and the other instruments, certificates and agreements contemplated hereby and thereby, have been duly executed and delivered by the Borrower, and constitute the legal, valid and binding obligations of the Borrower enforceable against the Borrower and its assets in accordance with their respective terms, except as enforceability may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law). The Borrower is not an Affected Financial Institution. SECTION 4.03 Noncontravention. Neither the execution and delivery by the Borrower of this Agreement, any other Loan Document, or any instrument, certificate or agreement referred to herein or therein, or contemplated hereby or thereby, nor the consummation of the transactions herein or therein contemplated, nor compliance with the terms, conditions and provisions hereof or thereof by the Borrower (a) conflicts with, or results in a breach or violation of, or constitutes a default under any of the Charter Documents, (b) conflicts with or contravenes (i) any Applicable Law, (ii) any contractual restriction binding on or affecting the Borrower or any of its assets, or (iii) any order, writ, judgment, award, injunction or decree binding on or affecting the Borrower or any of its assets, (c) with or without satisfying any requirement for the giving of notice or the passage of time (or both), would result in a breach or violation of, or constitute a default under, or permit the acceleration of any obligation or liability under, any contractual obligation or any agreement or document to which the Borrower is a party or by which it or any of its properties is bound (or to which any such obligation, agreement or document relates), or (d) results in any Adverse Claim upon any asset of the Borrower. SECTION 4.04 Governmental Authorizations; Private Authorization. Other than the filing of the financing statement in the form attached to the Security Agreement in the office indicated on such financing statement, the Borrower has obtained all necessary Governmental Authorizations and Private Authorizations, and made all Governmental Filings necessary for the execution and delivery by the Borrower of, and the performance by the Borrower of its obligations under, this Agreement and each of the other Loan Documents and the agreements, certificates and instruments contemplated hereby or thereby, and no Governmental Authorization, Private Authorization or Governmental Filing which has not been obtained or made, is required to be obtained or made by the Borrower in connection with the execution and delivery by the Borrower of, or the performance of its obligations under, this Agreement or any of the other Loan Documents. SECTION 4.05 Regulations T, U and X. The execution, delivery and performance by the Borrower of this Agreement, the Notes and the other Loan Documents and the transactions contemplated hereunder and thereunder will not (assuming all Federal Reserve Forms referred to in Article III shall have been executed and delivered by the Borrower and the 37 appropriate Bank for retention in the files of such Bank) violate or be inconsistent with any provision of Regulation T, Regulation U or Regulation X. SECTION 4.06 Non-Affiliation with Banks. Neither any Bank nor any Affiliate of any Bank is an Affiliate of the Borrower, and none of the Borrower or any Affiliate of the Borrower is an Affiliate of any Bank or any Affiliate thereof. SECTION 4.07 Subsidiaries. The Borrower has no Subsidiaries. SECTION 4.08 Financial Information. (a) (i) The statement of assets and liabilities of the Borrower as of December 31, 2016, and the related statements of operations and changes in net assets for the fiscal year ended on such date, reported on by KPMG LLP and set forth in the annual report for the fiscal year ended on such date, together with the notes and schedules thereto and (ii) each financial statement delivered by the Borrower to the Banks in accordance with Section 5.01 hereof, in each case presents and will present fairly, in all material respects, in conformity with Generally Accepted Accounting Principles (subject, in the case of interim financial statements, to normal year-end adjustments and the absence of footnotes), the financial position of the Borrower as of such date. (b) Since the date of the annual report referred to in Section 4.08(a)(i) hereof, there has been no event or circumstance that has resulted in a Material Adverse Effect. (c) Each of the financial statements of the Borrower (whether audited or unaudited) delivered to the Banks under the terms of this Agreement fairly presents all material contingent liabilities in accordance with Generally Accepted Accounting Principles, subject, in the case of unaudited financial statements, to the absence of footnotes and year-end adjustments. SECTION 4.09 Material Litigation. There is no Material Litigation. SECTION 4.10 ERISA. (a) The Borrower is not a member of an ERISA Group and has no liability in respect of any Benefit Arrangement, Plan or Multiemployer Plan subject to ERISA. (b) None of the following (individually or collectively) constitute a “prohibited transaction” within the meaning of Section 406 of ERISA or Section 4975 of the Internal Revenue Code for which an exemption is not effective: (i) the execution and delivery of this Agreement, (ii) the incurrence of any obligation under the Loan Documents, (iii) the making of any Loan, (iv) the payment by the Borrower of any principal, interest, fee or other sum owing under the Loan Documents, or (v) the consummation of any other transaction contemplated by the Loan Documents. (c) No asset or other property of the Borrower constitutes Plan Assets. SECTION 4.11 Taxes. The Borrower has elected to be treated and qualifies as a “regulated investment company” within the meaning of the Internal Revenue Code. The 38

Borrower has timely filed all material United States Federal income tax returns and all other tax returns which are required to be filed by it, if any, and has paid all taxes due pursuant to such returns, if any, or pursuant to any assessment received by the Borrower, except for any taxes or assessments which are being contested in good faith by appropriate proceedings, with respect to which adequate reserves have been established in accordance with Generally Accepted Accounting Principles consistently applied and the non-payment of which could not have a Material Adverse Effect, and the charges, accruals and reserves on the books of the Borrower in respect of taxes or other governmental charges, if any, are, in the opinion of the Borrower, adequate. SECTION 4.12 Compliance. (a) The Borrower is in compliance with the Investment Company Act and the Securities Act except where (i) noncompliance therewith would not reasonably be expected to have a Material Adverse Effect, (ii) the necessity of compliance therewith is being contested in good faith by appropriate proceedings, or (iii) exemptive relief or no action relief has been obtained therefrom and remains in effect. The Borrower is in compliance with all other Applicable Laws, all applicable ordinances, decrees, requirements, orders and judgments of, and all of the terms of any applicable licenses and permits issued by, any Authority except where the necessity of compliance therewith is being contested in good faith by appropriate proceedings or exemptive relief has been obtained therefrom and remains in effect or where non-compliance therewith would not reasonably be expected to have a Material Adverse Effect. The Borrower is in compliance with all agreements and instruments to which it is a party or may be subject or to which any of its properties may be bound, in each case where the non-compliance therewith would not reasonably be expected to have a Material Adverse Effect. The Borrower is in compliance in all material respects with all of its Investment Policies and Restrictions. (b) No Default has occurred and is continuing. (c) The Borrower is not subject to any Applicable Law (other than the Investment Company Act) which limits (i) its ability to incur Debt, or (ii) the amount of Debt which may be incurred by the Borrower. The Borrower has not entered into any agreement with any Authority limiting its ability to incur indebtedness. SECTION 4.13 Fiscal Year. The Borrower has a fiscal year which is twelve calendar months and, as of the Effective Date, ends on December 31 of each year. SECTION 4.14 Full Disclosure. All written information heretofore furnished by the Borrower to the Agent and the Banks for purposes of or in connection with this Agreement or any of the other Loan Documents or any transaction contemplated hereby or thereby was true and accurate in all material respects (taken as a whole) on the date as of which such information (taken as a whole) was stated or certified, and no such information contained any material misrepresentation or any omission to state therein matters necessary to make the statements made therein not misleading in any material respect. SECTION 4.15 Offering Document. The information set forth in the Offering Document and each report to stockholders of the Borrower, was, on the date thereof, true, 39 accurate and complete in all material respects and did not, on the date thereof, contain any untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in any material respect. True and correct copies of all shareholder action, Managing Body action, SEC action, or amendments or modification to the Charter Documents (including, without limitation, each proxy statement and certification of the tabulations of the vote taken in connection therewith) effecting a change to the Investment Policies and Restrictions are contained on Schedule 2, and other than as set forth on Schedule 2 the Investment Policies and Restrictions have not been amended, restated, supplemented or otherwise modified since the date of the Offering Document. SECTION 4.16 OFAC, Anti-Corruption and Other Regulations. None of the Borrower, any of the Borrower’s Subsidiaries or any director or officer, or, to the knowledge of the Borrower any employee, agent or controlled affiliate of the Borrower or any such Subsidiary is a Person that is, or is owned or controlled by Persons that are (x) the subject or target of any sanctions administered or enforced by the U.S. Department of the Treasury’s Office of Foreign Assets Control (“OFAC”), the U.S. Department of State, the United Nations Security Council, the European Union, His Majesty’s Treasury, or other relevant sanctions authority (collectively, “Sanctions”) or (y) located, organized or resident of a country, region or territory that is, or whose government is, the subject of Sanctions (currently Crimea, Cuba, Iran, North Korea and Syria); (b) the Investment Adviser, or an Affiliate of the Investment Adviser, has implemented and maintains in effect policies and procedures reasonably designed to ensure compliance in all material respects by the Borrower and its directors, officers, employees and agents with Anti-Corruption Laws and applicable Sanctions, and (c) the Borrower, its directors and officers and, to the knowledge of the Borrower, its employees and agents, are in compliance with applicable Sanctions and applicable Anti-Corruption Laws in all material respects. SECTION 4.17 Title to Assets. The Borrower has good title to all its assets and other property, except where failure to have such title would not reasonably be expected to have a Material Adverse Effect. ARTICLE V COVENANTS The Borrower agrees that, so long as any Bank has any Commitment hereunder or any amount payable under the Loan Documents remains unpaid: SECTION 5.01 Information. The Borrower will deliver to the Agent and each Bank: (a) as soon as available and in any event within 90 days after the end of each fiscal year of the Borrower, a statement of assets and liabilities of the Borrower, including the portfolio of investments, as of the end of such fiscal year, and the related statements of operations and changes in net assets of the Borrower for such fiscal year, together with an audit report thereon issued by KPMG LLP or other independent public accountants of nationally recognized standing; 40

(b) as soon as available and in any event within 70 days after the end of the first semi-annual period of each fiscal year of the Borrower, a statement of assets and liabilities of the Borrower, including the portfolio of investments, as of the end of such period, and the related statements of operations and changes in net assets of the Borrower for such period, all in reasonable detail, prepared in accordance with Generally Accepted Accounting Principles, consistently applied, and certified (subject to the absence of footnotes and normal year-end adjustments) as to fairness of presentation, Generally Accepted Accounting Principles and consistency by an Authorized Signatory; (c) if, as of the close of business on the last Domestic Business Day of each calendar month (each a “Calculation Date”) there shall be any Loans outstanding, then as soon as available and in any event not later the third Domestic Business Day thereafter, a Borrowing Base Report and a Valuation Report, in each case as at the close of business on such Calculation Date; (d) simultaneously with the delivery of each set of financial statements referred to in clauses (a) and (b) above and, without duplication, each Borrowing Base Report and each Valuation Report delivered pursuant to clause (c) above, a certificate substantially in the form of Exhibit E attached hereto of an Authorized Signatory reasonably acceptable to the Banks stating whether any Default exists on the date of such certificate and, if any Default then exists, setting forth the details thereof and the action which the Borrower is taking or proposes to take with respect thereto; (e) promptly and in any event within (i) one (1) Domestic Business Day after any officer of the Borrower obtains knowledge of any Default, if such Default is then continuing, a certificate of an Authorized Signatory setting forth the details thereof, and (ii) three (3) Domestic Business Days after such officer obtains knowledge of such Default, a certificate of an Authorized Signatory either (x) advising that such Default no longer exists, or (y) setting forth the action which the Borrower has taken, is taking or proposes to take with respect thereto; (f) promptly after the filing thereof with the SEC or the mailing thereof to stockholders of the Borrower, copies of all reports to shareholders, amendments and supplements to the Borrower’s registration statement, the Offering Document, proxy statements, financial statements and other materials of a financial or otherwise material nature; (g) promptly upon any officer or director of the Borrower becoming aware of any Material Litigation, notice and a description thereof and copies of any filed complaint relating thereto; and (h) from time to time such additional documents and information as the Agent, at the request of any Bank, may reasonably request (x) regarding the financial position or business of the Borrower, including without limitation, listing reports and Valuation Reports, and (y) in order to comply with “know-your-customer” and other anti-terrorism, anti-money laundering and similar rules and regulations and related policies. SECTION 5.02 Payment of Obligations. The Borrower will pay and discharge, at or before maturity, all of the Borrower’s lawful obligations and liabilities that, if unpaid, would 41 reasonably be expected to have a Material Adverse Effect, including, without limitation, tax liabilities, except where the same may be contested in good faith by appropriate proceedings, and will maintain, in accordance with Generally Accepted Accounting Principles, appropriate reserves for the accrual of any of the same. SECTION 5.03 Maintenance of Insurance. The Borrower will maintain with financially sound and reputable insurance companies, policies with respect to its assets and property and business of the Borrower against at least such risks and contingencies (and with no greater risk retentions) and in at least such amounts as are required by the Investment Company Act and, in addition, as are customary in the case of registered closed-end investment companies; and will furnish to the Banks, upon request, information presented in reasonable detail as to the insurance so carried. SECTION 5.04 Conduct of Business and Maintenance of Existence. (a) The Borrower will continue to engage in business of the same general type as now conducted by it as described in its Offering Document and as provided pursuant to the Investment Policies and Restrictions as in effect on the Effective Date. (b) The Borrower will preserve, renew and keep in full force and effect its existence as a Maryland corporation and its rights, privileges and franchises necessary in the normal conduct of its business. The Borrower will maintain in full force and effect its registration as a closed-end management company under the Investment Company Act. (c) The Borrower will not amend, restate, supplement or otherwise modify any of the Charter Documents or the Pricing Procedures if such amendment, termination, supplement or modification would reasonably be expected to have a Material Adverse Effect. The Borrower will provide copies to the Agent of all amendments, restatements, supplements, and other modifications of the Pricing Procedures or any of the Charter Documents, in each case prior to the effective date of any such amendment, restatement, supplement, or other modification or, if not practicable, as soon as practicable (and in any event within two (2) weeks) thereafter. The Borrower will comply in all material respects with the Pricing Procedures and the Charter Documents. (d) The Borrower will at all times place and maintain the Collateral (as defined in the Security Agreement) in the custody of the Custodian. SECTION 5.05 Compliance with Laws. The Borrower will comply in all respects with the Investment Company Act, all other Applicable Laws and the requirements of any Authority with respect thereto except where (i) non-compliance therewith would not reasonably be expected to have a Material Adverse Effect, (ii) the necessity of compliance therewith is contested in good faith by appropriate proceedings, or (iii) exemptive relief or no-action relief has been obtained therefrom and remains in effect. The Borrower will file all federal and other material tax returns, reports and declarations required by all relevant jurisdictions on or before the due dates for such returns, reports and declarations and will pay all material taxes and other governmental assessments and charges as and when they become due (except those that are 42 being contested in good faith by the Borrower and as to which the Borrower has established appropriate reserves on its books and records). SECTION 5.06 Inspection of Property, Books and Records. The Borrower will, or will cause the Custodian (on the Borrower’s behalf) to, keep proper books of account and records in which full, true and correct entries shall be made of all dealings and transactions in relation to its business and activities in accordance with Applicable Law, including the Investment Company Act, and will permit representatives of any Bank, at such Bank’s expense, to visit and inspect any of its offices, to examine and make abstracts from any of its books and records and to discuss its affairs, finances and accounts with its officers, employees and independent public accountants, all at such reasonable times during normal business hours on reasonable advance notice and not more frequently than one time per year unless an Event of Default shall have occurred and be continuing. SECTION 5.07 Indebtedness. The Borrower will not create, assume or suffer to exist any Indebtedness other than: (a) Debt arising under this Agreement, the Notes and the other Loan Documents; (b) Debt in favor of the Custodian incurred for purposes of clearing and settling purchases and sales of securities or consisting of overnight extensions of credit from the Custodian in the ordinary course of business; (c) Debt in respect of judgments or awards that have been in force for less than the applicable period for taking an appeal so long as such judgments and awards do not constitute an Event of Default and so long as execution is not levied thereunder and in respect of which the Borrower (i) shall at the time in good faith be prosecuting an appeal or proceedings for review and in respect of which a stay of execution shall have been obtained pending such appeal or review or (ii) shall have obtained an unsecured performance bond, and Debt in respect of such unsecured performance bond; (d) Debt (other than Debt for the primary purpose of borrowing money) arising in connection with Financial Contracts (other than reverse repurchase agreements) arising in the ordinary course of the Borrower’s business to the extent that such Debt is permissible under the Investment Company Act and consistent with the Investment Policies and Restrictions. (e) Debt in respect of reverse repurchase agreements entered into in the ordinary course in an aggregate amount not to exceed 5% of the Borrower’s Total Assets. SECTION 5.08 Liens. The Borrower will not create, assume, incur or suffer to exist any Lien on any of its assets (including the income and profits thereof) in each case whether such asset is now owned or hereafter acquired, except (a) Liens in favor of the Agent, on behalf of itself and the Banks, created by or pursuant to any of the Loan Documents, (b) Liens (other than non-possessory Liens which pursuant to Applicable Law take priority (in whole or in part) over prior, perfected, liens and security interests) for judgments or decrees, taxes, assessments or other governmental charges or levies the payment of which is not at the time delinquent or is 43 being contested in good faith, (c) Liens in favor of the Custodian (i) granted pursuant to the Custody Agreement to secure obligations of the Borrower arising thereunder or (ii) created by Applicable Law, and (d) Liens created in connection with the Borrower’s portfolio investments, securities lending and investment techniques to the extent permitted by Sections 5.07(d) and (e), provided that the aggregate value of all of the Borrower’s assets subject to any Lien permitted by this clause (d) does not at any time exceed 10% of the Borrower’s Total Assets. SECTION 5.09 Consolidations, Mergers and Sales of Assets. The Borrower will not consolidate or merge with or into any other Person, divide, or reorganize its assets into another entity, nor will the Borrower sell, lease or otherwise transfer, directly or indirectly, all or any substantial part of its assets to any other Person (in each case, whether in one transaction or a series of related transactions), except that the Borrower may sell its assets in the ordinary course of business as described in its Offering Document. The Borrower will not invest all of its investable assets in any other management investment company or otherwise employ a master-feeder or fund of funds investment structure or any other multiple investment company structure. SECTION 5.10 Use of Proceeds. The Borrower shall use the proceeds of each Loan for its general business purposes, including, without limitation the purchase of investment securities and temporary or emergencyshort-term working capital purposes, provided that in no event shall the Borrower use the proceeds of any Loan for anything other than its general corporate or working capital purposes. SECTION 5.11 Compliance with Investment Policies and Restrictions. The Borrower will at all times comply with the Investment Policies and Restrictions, and will not make any investment, loan, advance or extension of credit inconsistent with the Investment Policies and Restrictions. SECTION 5.12 Non-Affiliation with Banks. The Borrower will not at any time become an Affiliate of any Bank or any Affiliate thereof, and the Borrower will use its best efforts to ensure that none of its Affiliates is or becomes an Affiliate of any Bank or any Affiliate thereof. SECTION 5.13 Regulated Investment Company. The Borrower will maintain its status as a “regulated investment company” under the Internal Revenue Code at all times and will make sufficient distributions to qualify to be taxed as a “regulated investment company” pursuant to subchapter M of the Internal Revenue Code. SECTION 5.14 No Subsidiary. The Borrower will not have at any time any Subsidiary. SECTION 5.15 ERISA. The Borrower will not become a member of any ERISA Group and will not have any liability in respect of any Benefit Arrangement, Plan or Multiemployer Plan subject to ERISA. SECTION 5.16 Fiscal Year. The Borrower will not change its fiscal year from that set forth in Section 4.13 hereof without prior written notice to the Banks. 44

SECTION 5.17 Margin Regulations. The Borrower will not permit the making of any Loan to the Borrower or the use of the proceeds thereof to violate or be inconsistent with any provision of Regulation T, Regulation U or Regulation X. SECTION 5.18 Custodian; Auditor The Borrower will not change the Borrower’s auditor (other than to a big four accounting firm or an accounting firm approved in writing by the Agent in its sole discretion) or the Custodian. SECTION 5.19 Asset Coverage. The Borrower will not at any time permit the aggregate amount of Total Liabilities that are Senior Securities Representing Indebtedness to exceed 33 1/3% of Adjusted Net Assets. SECTION 5.20 Maximum Amount. The Borrower will not at any time permit the aggregate amount of its outstanding Debt to exceed the Maximum Amount. SECTION 5.21 Restricted Payments. The Borrower will not declare or make, or allow to be declared or made, any Restricted Payment, except: (a) the Borrower may declare or make any Restricted Payment payable solely in shares of the common stock of the Borrower, and (b) the Borrower may declare or make any Permitted Restricted Payment if, immediately before and after giving effect thereto, either (i) no Event of Default shall exist or would occur, or (ii) no principal of any Loan shall or would be outstanding. SECTION 5.22 OFAC, Anti-Corruption and Other Regulations. The Borrower shall (a) not, directly or indirectly use the proceeds of any Loan, or lend, contribute or otherwise make available such proceeds to any Subsidiary thereof, any joint venture partner or other Person, (i) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any Anti-Corruption Laws, (ii) to fund any activities or business of or with any Person, or in any country, region or territory that, at the time of such funding, is, or whose government is, the subject of Sanctions, or (iii) in any other manner that would result in a violation of Sanctions by any Person (including any Person participating in the Loans, whether as underwriter, advisor, investor or otherwise), and (b) maintain in effect and enforce policies and procedures reasonably designed to ensure compliance by the Borrower, the Subsidiaries thereof, and their respective directors, officers, employees and agents with Anti-Corruption Laws and applicable Sanctions in all material respects. SECTION 5.23 Further Assurances. The Borrower shall execute and deliver all such documents and instruments, and take all such actions, as the Agent may from time to time reasonably request in order to carry out the intent and purposes of the Security Documents and to establish, protect and perfect the rights and remedies intended to be created in favor of the Agent and the Banks pursuant to the Security Documents. ARTICLE VI DEFAULTS 45

SECTION 6.01 Events of Default. If one or more of the following events (“Events of Default”) shall have occurred and be continuing: (a) the Borrower shall fail to pay when due (whether at maturity or any accelerated date of maturity or any other date fixed for payment or prepayment) (i) any interest on any Loan or any fee or any other amount (other than principal on the Loans) payable by the Borrower hereunder or under any of the other Loan Documents within five (5) days of the due date therefor, or (ii) any principal of any Loan; or (b) the Borrower shall fail to observe or perform any covenant or agreement to be observed or performed by the Borrower and contained in Sections 2.05(a), (b), (c) or (d), 5.04(b), 5.05, 5.07, 5.08, 5.09, 5.10, 5.13, 5.14, 5.17, 5.18, 5.21 or 5.22 hereof; or (c) the Borrower shall fail to observe or perform any covenant or agreement be observed or performed by the Borrower contained in (i) Sections 5.01(a), (b), or (d) and such failure shall continue unremedied for a period of ten (10) Domestic Business Days, (ii) Sections 5.01(c), 5.19, 5.20 and such failure shall continue unremedied for a period of four (4) Domestic Business Days, or (iii) this Agreement or any Loan Document (other than those covered by clauses (a), (b), (c)(i) or (c)(ii) of this Section) and such failure shall continue unremedied for a period of twenty (20) Domestic Business Days; or (d) any representation, warranty, certification or statement made (or deemed made) by the Borrower in this Agreement or any other Loan Document or in any certificate, financial statement or other document delivered pursuant to this Agreement or any other Loan Document shall prove to have been incorrect in any material respect when made (or deemed made); or (e) the Borrower shall fail to make any payment in respect of any Debt in an aggregate principal amount in excess of the Threshold Amount when due (after giving effect to any applicable grace period); or (f) any default or other similar event shall occur with respect to Debt of the Borrower in excess of the Threshold Amount which (i) results in the acceleration of the maturity of such Debt, (ii) enables the holder of such Debt or any Person acting on such holder’s behalf to accelerate the maturity thereof, or (iii) in the case of Debt arising under a Financial Contract, enables the other party thereto to terminate such Financial Contract; or (g) the Borrower shall seek the appointment of a trustee, receiver, liquidator, custodian or other similar official for it or any substantial part of its property, or shall commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or any of its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, or other similar official for it or any substantial part of its property, or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or the Borrower shall make a general assignment for the benefit of creditors, or shall fail generally (or admit in writing its inability) to pay its debts as they become due, or shall take any action to authorize any of the foregoing; or 46

(h) an involuntary case or other proceeding shall be commenced against the Borrower seeking liquidation, reorganization or other relief with respect to it or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of sixty (60) days; or an order for relief shall be entered against the Borrower under the federal bankruptcy laws (or any comparable Applicable Law) as now or hereafter in effect; or (i) a judgment or order for the payment of money in excess of the Threshold Amount shall be rendered against the Borrower and such judgment or order shall continue unsatisfied or unstayed for a period of thirty (30) days; or (j) the Investment Adviser shall cease to be the investment adviser to the Borrower unless the successor thereto is a Control Affiliate of the Investment Adviser; or (k) the investment adviser of the Borrower shall (i) consolidate with or merge into any other Person, unless it is the survivor or such other Person is a Control Affiliate thereof, or (ii) sell or otherwise dispose of all or substantially all of its assets; or (l) an Investment Adviser Change of Control shall occur; or (m) the suspension of registration of the Borrower’s shares or the commencement of any proceeding for such purpose; or (n) the Agent for any reason shall cease to have a valid and perfected first priority (subject to any Lien permitted by clause (b) or clause (c) of Section 5.08) security interest in the Collateral (as defined in the Security Agreement), free and clear of all Adverse Claims; or (o) the Borrower’s shares of common stock shall be suspended from trading on the NSE MKT LLC for more than two consecutive days upon which trading in such shares generally occurs on such exchange, or shall no longer be listed thereon; or (p) any of the Investment Policies and Restrictions that may not be changed without the approval of stockholders of the Borrower are changed; then, and in every such event, the Agent shall (i) if requested by Banks constituting Required Banks by notice to the Borrower terminate the Commitments, and they shall thereupon terminate, and (ii) if requested by Banks constituting Required Banks by notice to the Borrower declare the Loans (together with accrued interest thereon) to be, and the Loans (together with accrued interest thereon and all other sums owing under the Loan Documents) shall thereupon become, immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower; provided that in the case of any of the Events of Default specified in clause (g) or (h) of this Section with respect to the Borrower, automatically without any notice to the Borrower or any other act by the Agent or any Bank, the Commitments shall thereupon terminate and the Loans (together with accrued interest thereon and all other sums owing under the Loan Documents) shall become immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower. 47

SECTION 6.02 Remedies. No remedy herein conferred upon the Banks is intended to be exclusive of any other remedy and each and every remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute or any other provision of law. ARTICLE VII THE AGENT SECTION 7.01 Appointment and Authorization. Each Bank irrevocably appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under this Agreement, the Notes and the other Loan Documents as are delegated to the Agent by the terms hereof or thereof, together with all such powers as are reasonably incidental thereto. Any reference to an agent for the Banks in, or in connection with, any Loan Document shall be a reference to the Agent. SECTION 7.02 Action by Agent. The duties and responsibilities of the Agent hereunder are only those expressly set forth herein. The relationship between the Agent and the Banks is and shall be that of agent and principal only, and nothing contained in this Agreement or any of the other Loan Documents shall be construed to constitute the Agent as a trustee for any Bank. Without limiting the generality of the foregoing, the Agent shall not be required to take any action with respect to any Default except as expressly provided in Article VI. The Agent shall be deemed not to have knowledge of any Default unless and until notice describing such Default is given to the Agent by the Borrower or a Bank. SECTION 7.03 Consultation with Experts. The Agent may consult with legal counsel, independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken by it in good faith in accordance with the advice of such counsel, accountants or experts. The Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub agents appointed by the Agent. The Agent and any such sub agent may perform any and all of its duties and exercise its rights and powers by or through their respective Covered Persons. The exculpatory provisions of this Article shall apply to any such sub agent and to the Covered Persons of the Agent and any such sub agent, and shall apply to their respective activities in connection with the credit facilities provided for herein as well as activities as Agent. SECTION 7.04 Liability of Agent. Neither the Agent nor any of its directors, officers, agents or employees shall be liable to a Bank for any action taken or not taken by it in connection herewith (i) with the consent or at the request of the Required Banks or (ii) except to the extent of its own gross negligence or willful misconduct as determined by a court of competent jurisdiction in a final nonappealable judgment in connection therewith. Neither the Agent nor any of its directors, officers, agents or employees shall be responsible for or have any duty to ascertain, inquire into or verify (a) any statement, warranty or representation made in connection with this Agreement or any borrowing hereunder; (b) the performance or observance of any of the covenants or agreements of the Borrower; (c) the satisfaction of any condition specified in Article III, except receipt of items required to be delivered to it; or (d) the validity, enforceability, effectiveness or genuineness of this Agreement, the Notes, the other Loan 48

Documents or any other instrument or writing furnished in connection herewith or therewith. The Agent shall not incur any liability by acting in reliance upon any notice, consent, certificate, statement or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine or to be signed by the proper party or parties. In determining compliance with any condition hereunder to the making of a Loan that by its terms must be fulfilled to the satisfaction of the Banks, the Agent may presume that such condition is satisfactory to the Banks unless the Agent shall have received notice to the contrary from a Bank within a reasonable period of time prior to the making of such Loan. SECTION 7.05 Indemnification. Each Bank shall, ratably in accordance with its Commitment Percentage (or, if the Commitments shall have expired or terminated, its Commitment Percentage as in effect immediately prior to such expiration or termination), indemnify the Agent and its Affiliates, officers, directors and employees (to the extent not reimbursed by the Borrower) for all claims, liabilities, losses, damages, costs, penalties, actions, judgments and expenses and disbursements of any kind or nature whatsoever, including, without limitation, the reasonable fees and disbursements of counsel (collectively, the “Liabilities”) that such Person may suffer or incur in connection with this Agreement or any of the other Loan Documents or any action taken or omitted by such Person hereunder or thereunder, provided that no Bank shall have any obligation to indemnify any such Person against any Liabilities that are determined in a final, nonappealable judgment by a court of competent jurisdiction to have resulted from such Person’s gross negligence or willful misconduct, provided, however, that no action taken or not taken in accordance with the directions of the Required Banks shall be deemed to constitute gross negligence or willful misconduct for purposes of this Section. SECTION 7.06 Credit Decision. Each Bank acknowledges that it has, independently and without reliance upon the Agent or any other Bank, and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Bank also acknowledges that it will, independently and without reliance upon the Agent or any other Bank, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking any action under this Agreement. SECTION 7.07 Successor Agent. The Agent may resign at any time by giving written notice thereof to the Banks and the Borrower. Upon any resignation of the Agent, the Required Banks shall have the right to appoint a successor Agent with, if no Event of Default has occurred and is continuing, the prior written consent of the Borrower, which consent shall not be unreasonably withheld, conditioned or delayed. If no successor Agent shall have been so appointed by the Required Banks within 30 days after the retiring Agent gives notice of resignation, then the retiring Agent may, on behalf of the Banks, appoint a successor Agent, which shall be a commercial bank organized or licensed under the laws of the United States of America or of any State thereof and having a combined capital and surplus of at least $50,000,000. Upon the acceptance of its appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations hereunder. After any retiring Agent’s resignation hereunder as Agent, the provisions of this 49

Article shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent. SECTION 7.08 Agent as Bank. In its individual capacity, State Street and any other Bank that serves as a successor Agent hereunder shall have the same obligations and the same rights, powers and privileges in respect of its Commitment and the Loans made by it as it would have were it not also the Agent. SECTION 7.09 Distribution by Agent. If in the opinion of the Agent the distribution of any amount received by it in such capacity hereunder, under the Notes or under any of the other Loan Documents might involve it in liability, it may refrain from making such distribution until its right to make such distribution shall have been adjudicated by a court of competent jurisdiction. If a court of competent jurisdiction shall adjudge that any amount received and distributed by the Agent is to be repaid, each Person to whom any such distribution shall have been made shall either repay to the Agent its proportionate share of the amount so adjudged to be repaid or shall pay over the same in such manner and to such Persons as shall be determined by such court. SECTION 7.10 Withholding Tax. To the extent required by any Applicable Law, the Agent may withhold from any interest payment to any Bank an amount equivalent to any applicable withholding tax. If the Internal Revenue Service or any authority of the United States or other jurisdiction asserts a claim that the Agent did not properly withhold tax from amounts paid to or for the account of any Bank (because the appropriate form was not delivered, was not properly executed, or because such Bank failed to notify the Agent of a change in circumstances that rendered the exemption from, or reduction of, withholding tax ineffective, or for any other reason), such Bank shall indemnify the Agent (to the extent that the Agent has not already been reimbursed by the Borrower and without limiting the obligation of the Borrower to do so) fully for all amounts paid, directly or indirectly, by the Agent as tax or otherwise, including penalties and interest, together with all expenses incurred, including legal expenses, allocated staff costs and any out of pocket expenses. SECTION 7.11 Erroneous Payments. (a) If the Agent notifies a Bank or any Person who has received funds on behalf of a Bank (any such Bank or other recipient, a “Payment Recipient”) that the Agent has determined in its sole discretion (whether or not after receipt of any notice under Section 7.11(b)) that any funds received by such Payment Recipient from the Agent or any of its Affiliates were erroneously transmitted to, or otherwise erroneously or mistakenly received by, such Payment Recipient (whether or not known to such Bank or other Payment Recipient on its behalf) (any such funds, whether received as a payment, prepayment or repayment of principal, interest, fees, distribution or otherwise, individually and collectively, an “Erroneous Payment”) and demands the return of such Erroneous Payment (or a portion thereof), such Erroneous Payment shall at all times remain the property of the Agent and shall be segregated by the Payment Recipient and held in trust for the benefit of the Agent, and such Bank shall (or, with respect to any Payment Recipient who received such funds on its behalf, shall cause such Payment Recipient to) promptly, but in no event later than two Domestic Business Days thereafter, return to the Agent the amount of any such Erroneous Payment (or portion thereof) as to which such a demand was 50 made, in same day funds (in the currency so received), together with interest thereon in respect of each day from and including the date such Erroneous Payment (or portion thereof) was received by such Payment Recipient to the date such amount is repaid to the Agent in same day funds at the greater of the Federal Funds Effective Rate and a rate determined by the Agent in accordance with banking industry rules on interbank compensation from time to time in effect. A notice of the Agent to any Payment Recipient under this Section 7.11(a) shall be conclusive, absent manifest error. (b) Without limiting Section 7.11(a), each Bank or any Person who has received funds on behalf of a Bank hereby further agrees that if it receives a payment, prepayment or repayment (whether received as a payment, prepayment or repayment of principal, interest, fees, distribution or otherwise) from the Agent (or any of its Affiliates) (x) that is in a different amount than, or on a different date from, that specified in a notice of payment, prepayment or repayment sent by the Agent (or any of its Affiliates) with respect to such payment, prepayment or repayment, (y) that was not preceded or accompanied by a notice of payment, prepayment or repayment sent by the Agent (or any of its Affiliates), or (z) that such Bank or other such recipient, otherwise becomes aware was transmitted, or received, in error or by mistake (in whole or in part) in each case: (i) (A) in the case of immediately preceding clauses (x) or (y), an error shall be presumed to have been made (absent written confirmation from the Agent to the contrary) or (B) an error has been made (in the case of immediately preceding clause (z)), in each case, with respect to such payment, prepayment or repayment; and (ii) such Bank shall (and shall cause any other recipient that receives funds on its respective behalf to) promptly (and, in all events, within one Domestic Business Day of its knowledge of such error) notify the Agent of its receipt of such payment, prepayment or repayment, the details thereof (in reasonable detail) and that it is so notifying the Agent pursuant to this Section 7.11(b). (c) Each Bank hereby authorizes the Agent to set off, net and apply any and all amounts at any time owing to such Bank under any Loan Document, or otherwise payable or distributable by the Agent to such Bank from any source, against any amount due to the Agent under immediately preceding clause (a) or under the indemnification provisions of this Agreement. (d) In the event that an Erroneous Payment (or portion thereof) is not recovered by the Agent for any reason, after demand therefor by the Agent in accordance with Section 7.11(a), from any Bank that has received such Erroneous Payment (or portion thereof) (and/or from any Payment Recipient who received such Erroneous Payment (or portion thereof) on its respective behalf) (such unrecovered amount, an “Erroneous Payment Return Deficiency”), upon the Agent’s notice to such Bank at any time, (i) such Bank shall be deemed to have assigned its Loans (but not its Commitment) of the relevant Loans (or class thereof if more than one such class) with respect to which such Erroneous Payment was made (the “Erroneous Payment Impacted Class”) in an amount equal to the Erroneous Payment Return Deficiency (or such lesser amount as the Agent may specify) (such assignment of the Loans (but not Commitments) of the Erroneous Payment Impacted Class, the “Erroneous Payment Deficiency 51

Assignment”) at par plus any accrued and unpaid interest (with the assignment fee to be waived by the Agent in such instance), and is hereby (together with the Borrower) deemed to execute and deliver an Assignment and Acceptance (or, to the extent applicable, an agreement incorporating an Assignment and Acceptance by reference pursuant to an Electronic Platform as to which the Agent and such parties are participants) with respect to such Erroneous Payment Deficiency Assignment, and such Bank shall deliver any Notes evidencing such Loans to the Borrower or the Agent, (ii) the Agent as the assignee Bank shall be deemed to acquire the Erroneous Payment Deficiency Assignment, (iii) upon such deemed acquisition, the Agent as the assignee Bank shall become a Bank hereunder with respect to such Erroneous Payment Deficiency Assignment and the assigning Bank shall cease to be a Bank hereunder with respect to such Erroneous Payment Deficiency Assignment, excluding, for the avoidance of doubt, its obligations under the indemnification provisions of this Agreement and its applicable Commitments which shall survive as to such assigning Bank and (iv) the Agent may reflect in the Register its ownership interest in the Loans subject to the Erroneous Payment Deficiency Assignment. The Agent may, in its discretion, sell any Loans acquired pursuant to an Erroneous Payment Deficiency Assignment and upon receipt of the proceeds of such sale, the Erroneous Payment Return Deficiency owing by the applicable Bank shall be reduced by the net proceeds of the sale of such Loan (or portion thereof), and the Agent shall retain all other rights, remedies and claims against such Bank (and/or against any recipient that receives funds on its respective behalf). For the avoidance of doubt, no Erroneous Payment Deficiency Assignment will reduce the Commitment of any Bank and such Commitment shall remain available in accordance with the terms of this Agreement. In addition, each party hereto agrees that, except to the extent that the Agent has sold a Loan (or portion thereof) acquired pursuant to an Erroneous Payment Deficiency Assignment, and irrespective of whether the Agent may be equitably subrogated, the Agent shall be contractually subrogated to all the rights and interests of the applicable Bank under the Loan Documents with respect to each Erroneous Payment Return Deficiency (the “Erroneous Payment Subrogation Rights”). (e) The parties hereto agree that an Erroneous Payment shall not pay, prepay, repay, discharge or otherwise satisfy any Obligations owed by the Borrower, except, in each case, to the extent such Erroneous Payment is, and solely with respect to the amount of such Erroneous Payment that is, comprised of funds received by the Agent from the Borrower for the purpose of making such Erroneous Payment. (f) To the extent permitted by applicable law, no Payment Recipient shall assert any right or claim to an Erroneous Payment, and hereby waives, and is deemed to waive, any claim, counterclaim, defense or right of set-off or recoupment with respect to any demand, claim or counterclaim by the Agent for the return of any Erroneous Payment received, including without limitation waiver of any defense based on “discharge for value” or any similar doctrine. (g) Each party’s obligations, agreements and waivers under this Section 7.11 shall survive the resignation or replacement of the Agent, any transfer of rights or obligations by, or the replacement of, a Bank, the termination of the Commitments and/or the repayment, satisfaction or discharge of all Obligations (or any portion thereof) under any Loan Document. 52

ARTICLE VIII CHANGE IN CIRCUMSTANCES SECTION 8.01 Additional Costs; Capital Adequacy. (a) If any new law, rule or regulation, or any change (other than any change by way of imposition or increase of any reserve requirements reflected in Adjusted Term SOFR) after the date hereof in the interpretation or administration of any Applicable Law, rule or regulation by any Authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Bank or its Domestic Lending Office with any request or directive (whether or not having the force of law) of any such Authority, central bank or comparable agency in connection therewith issued, promulgated or enacted after the date hereof shall: (i) subject any Bank (or its Domestic Lending Office) to any tax, duty or other charge (without duplication of any amounts due under Section 2.09 of this Agreement) with respect to its Loans, its Note or its Commitment, or shall change the basis of taxation of payments to any Bank (or its Domestic Lending Office) of the principal of or interest on its Loans or any other amounts due under this Agreement or its Commitment, in each case except for (x) any tax on, or changes in the rate of tax on the overall net income of, or franchise taxes payable by, such Bank or its Domestic Lending Office imposed by the jurisdiction in which such Bank’s principal executive office or Domestic Lending Office is located, or (y) any taxes imposed as a result of a present or former connection between such Bank or its Domestic Lending Office and the jurisdiction imposing such tax other than a connection arising solely as a result of such Bank or its Domestic Lending Office having executed, delivered or performed its obligations or received payments under, or enforced, this Agreement; or (ii) impose, modify or deem applicable any reserve (including, without limitation, any such requirement imposed by the Board of Governors of the Federal Reserve System), special deposit, insurance assessment or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Bank (or its Domestic Lending Office) or shall impose on any Bank (or its Domestic Lending Office) any other condition affecting its Loans, its Note or its Commitment; or (iii) impose on any Bank any other conditions or requirements with respect to this Agreement, the other Loan Documents, the Loans or such Bank’s Commitment; and the result of any of the foregoing is to increase the cost to such Bank (or its Domestic Lending Office) of making, funding, issuing, renewing, extending or maintaining any Loan or such Bank’s Commitment, or to reduce the amount of any sum received or receivable by such Bank (or its Domestic Lending Office) under this Agreement or under its Note with respect thereto, by an amount deemed by such Bank to be material, then, promptly upon demand by such Bank (and in any event within thirty (30) days after demand by such Bank) and delivery to the Borrower of the certificate required by clause (d) of this Section (with a copy to the Agent), the Borrower shall pay 53 to such Bank the additional amount or amounts as will compensate such Bank for such increased cost or reduction. (b) If any Bank shall determine that any change after the date hereof in any existing Applicable Law, rule or regulation or any new law, rule or regulation regarding liquidity or capital adequacy, or any change therein, or any change after the date hereof in the interpretation or administration thereof by any Authority, central bank or comparable agency charged with the interpretation or administration thereof, or any new request or directive of general applicability regarding liquidity or capital adequacy (whether or not having the force of law) of any such Authority, central bank or comparable agency issued, promulgated or enacted after the date hereof, has or would have the effect of reducing the rate of return on capital of such Bank (or its parent corporation) as a consequence of such Bank’s Loans or obligations hereunder to a level below that which such Bank (or its parent corporation) could have achieved but for such law, change, request or directive (taking into consideration its policies with respect to liquidity and capital adequacy) by an amount deemed by such Bank to be material, then from time to time, promptly upon demand by such Bank (with a copy to the Agent) (and in any event within thirty (30) days after demand by such Bank) the Borrower shall pay to such Bank such additional amount or amounts as will compensate such Bank (or its parent corporation) for such reduction. (c) Failure or delay on the part of any Bank to demand compensation pursuant to this Section shall not constitute a waiver of such Bank’s right to demand such compensation; provided that the Borrower shall not be required to compensate a Bank pursuant to this Section for any increased costs or reductions incurred more than 180 days prior to the date that such Bank notifies the Borrower of the change giving rise to such increased costs or reductions and of such Bank’s intention to claim compensation therefor; provided further that, if the change giving rise to such increased costs or reductions is retroactive, then the 180-day period referred to above shall be extended to include the period of retroactive effect thereof. (d) Each Bank will promptly notify the Borrower and the Agent of any event of which it has knowledge, occurring after the date hereof, which will entitle such Bank to compensation pursuant to this Section and, upon the written request of the Borrower, will designate a different Domestic Lending Office if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the judgment of such Bank, be otherwise disadvantageous to such Bank. A certificate of any Bank claiming compensation under this Section and setting forth in reasonable detail the additional amount or amounts to be paid to it hereunder and the calculations used in determining such additional amount or amounts shall be conclusive in the absence of manifest error. In determining such amount, such Bank may use any reasonable averaging and attribution methods. SECTION 8.02 Benchmark Replacement Settings. (a) Benchmark Replacement. Notwithstanding anything to the contrary herein or in any other Loan Document, upon the occurrence of a Benchmark Transition Event, the Agent and the Borrower may amend this Agreement to replace the then-current Benchmark with a Benchmark Replacement. Any such amendment with respect to a Benchmark Transition Event will become effective at 5:00 p.m. (New York City time) on the fifth (5th) Domestic 54

Business Day after the Agent has posted such proposed amendment to all affected Banks and the Borrower so long as the Agent has not received, by such time, written notice of objection to such amendment from Banks comprising the Required Banks. No replacement of a Benchmark with a Benchmark Replacement pursuant to this Section 8.02(a)(i) will occur prior to the applicable Benchmark Transition Start Date. (b) Benchmark Replacement Conforming Changes. In connection with the use, administration, adoption or implementation of a Benchmark Replacement, the Agent will have the right to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document. (c) Notices; Standards for Decisions and Determinations. The Agent will promptly notify the Borrower and the Banks of (i) the implementation of any Benchmark Replacement and (ii) the effectiveness of any Conforming Changes in connection with the use, administration, adoption or implementation of a Benchmark Replacement. The Agent will notify the Borrower of (x) the removal or reinstatement of any tenor of a Benchmark pursuant to Section 8.02(d) and (y) the commencement of any Benchmark Unavailability Period. Any determination, decision or election that may be made by the Agent or, if applicable, any Bank (or group of Banks) pursuant to this Section 8.02, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party to this Agreement or any other Loan Document, except, in each case, as expressly required pursuant to this Section 8.02. (d) Unavailability of Tenor of Benchmark. Notwithstanding anything to the contrary herein or in any other Loan Document, at any time (including in connection with the implementation of a Benchmark Replacement), (i) if the then-current Benchmark is a term rate (including the Term SOFR Reference Rate) and either (A) any tenor for such Benchmark is not displayed on a screen or other information service that publishes such rate from time to time as selected by the Agent in its reasonable discretion or (B) the regulatory supervisor for the administrator of such Benchmark has provided a public statement or publication of information announcing that any tenor for such Benchmark is not or will not be representative, then the Agent may modify the definition of “Interest Period” (or any similar or analogous definition) for any Benchmark settings at or after such time to remove such unavailable or non-representative tenor and (ii) if a tenor that was removed pursuant to clause (i) above either (A) is subsequently displayed on a screen or information service for a Benchmark (including a Benchmark Replacement) or (B) is not, or is no longer, subject to an announcement that it is not or will not be representative for a Benchmark (including a Benchmark Replacement), then the Agent may modify the definition of “Interest Period” (or any similar or analogous definition) for all Benchmark settings at or after such time to reinstate such previously removed tenor. (e) Benchmark Unavailability Period. Upon the Borrower’s receipt of notice of the commencement of a Benchmark Unavailability Period, the Borrower may revoke any pending request for a SOFR Borrowing of, conversion to or continuation of SOFR Loans to be 55 made, converted or continued during any Benchmark Unavailability Period and, failing that, the Borrower will be deemed to have converted any such request into a request for a Borrowing of or conversion to Base Rate Loans. During a Benchmark Unavailability Period or at any time that a tenor for the then-current Benchmark is not an Available Tenor, the component of the Base Rate based upon the then-current Benchmark or such tenor for such Benchmark, as applicable, will not be used in any determination of the Base Rate. SECTION 8.03 Illegality. If any Bank determines that any Law has made it unlawful, or that any Authority has asserted that it is unlawful, for any Bank or its applicable lending office to make, maintain or fund Loans whose interest is determined by reference to SOFR, the Term SOFR Reference Rate, Adjusted Term SOFR or Term SOFR, or to determine or charge interest based upon SOFR, the Term SOFR Reference Rate, Adjusted Term SOFR or Term SOFR, then, upon notice thereof by such Bank to the Borrower (through the Agent) (an “Illegality Notice”), (a) any obligation of the Banks to make SOFR Loans, and any right of the Borrower to continue SOFR Loans or to convert Base Rate Loans to SOFR Loans, shall be suspended, and (b) the interest rate on which Base Rate Loans shall, if necessary to avoid such illegality, be determined by the Agent without reference to clause (b) of the definition of “Base Rate”, in each case until each affected Bank notifies the Agent and the Borrower that the circumstances giving rise to such determination no longer exist. Upon receipt of an Illegality Notice, the Borrower shall, if necessary to avoid such illegality, upon demand from any Bank (with a copy to the Agent), prepay or, if applicable, convert all SOFR Loans to Base Rate Loans (the interest rate on which Base Rate Loans shall, if necessary to avoid such illegality, be determined by the Agent without reference to clause (b) of the definition of “Base Rate”), on the last day of the Interest Period therefor, if all affected Banks may lawfully continue to maintain such SOFR Loans to such day, or immediately, if any Bank may not lawfully continue to maintain such SOFR Loans to such day, in each case until the Agent is advised in writing by each affected Bank that it is no longer illegal for such Bank to determine or charge interest rates based upon SOFR, the Term SOFR Reference Rate, Adjusted Term SOFR or Term SOFR. Upon any such prepayment or conversion, the Borrower shall also pay accrued interest on the amount so prepaid or converted, together with any additional amounts required pursuant to Section 8.05. SECTION 8.04 [Reserved]. SECTION 8.05 Indemnity. The Borrower agrees to indemnify each Bank and to hold each Bank harmless from and against any loss, cost or expense (excluding loss of anticipated profits) that such Bank may sustain or incur as a consequence of (a) default by the Borrower in payment of the principal amount of or any interest on any SOFR Loans as and when due and payable, including any such loss or expense arising from interest or fees payable by such Bank to lenders of funds obtained by it in order to maintain its SOFR Loans, (b) default by the Borrower in making a borrowing or conversion after the Borrower has given (or is deemed to have given) a Notice of Borrowing or a Notice of Conversion relating thereto in accordance with Section 2.02 hereof or (c) the making of any payment of a SOFR Loan or the making of any conversion of any such Loan to a Base Rate Loan on a day that is not the last day of the applicable Interest Period with respect thereto, including interest or fees payable by such Bank to lenders of funds obtained by it in order to maintain any such Loans. 56

SECTION 8.06 Replacement Banks. Upon the election of any Bank to request reimbursement by the Borrower for amounts due under Section 8.01 or Section 2.11 hereof, or upon the suspension of any Bank’s obligation to make, convert to or continue SOFR Loans, or in the case of a Delinquent Bank, the Borrower may find a replacement Bank which shall be reasonably satisfactory to the Agent and the Borrower (a “Replacement Bank”). Each Bank agrees that, should it be identified for replacement pursuant to this Section 8.06, it will (at no out of pocket cost or expense of such Bank) promptly execute and deliver (against payment to such Bank of all sums owing to it under the Loan Documents, whether or not then due) all documents and instruments reasonably required by the Borrower to assign such Bank’s Loans and Commitment to the applicable Replacement Bank. SECTION 8.07 Change of Law. For the avoidance of doubt and notwithstanding anything herein to the contrary, for all purposes of this Agreement, (i) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, regulations, guidelines, interpretations or directives thereunder or issued in connection therewith (whether or not having the force of law) and (ii) pursuant to Basel III, all requests, rules, regulations, guidelines, interpretations or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities (whether or not having the force of law), shall in each case be deemed to be a change in law regardless of the date enacted, adopted, issued, promulgated or implemented. SECTION 8.08 Delinquent Banks. (a) Notwithstanding anything to the contrary contained in this Agreement or any of the other Loan Documents, any Bank that (i) willfully does not or (ii) does not as a result of a Failure (as defined below) (A) make available to the Agent its pro rata share of any Loan, or (B) comply with the provisions of Section 9.04 hereof with respect to making dispositions and arrangements with the other Banks, where such Bank’s share of any payment received, whether by setoff or otherwise, is in excess of its pro rata share of such payments due and payable to all of the Banks, in each case as, when and to the full extent required by the provisions of this Agreement, shall be deemed delinquent (a “Delinquent Bank”) and shall be deemed a Delinquent Bank until such time as such delinquency is satisfied. A Delinquent Bank shall be deemed to have assigned any and all payments due to it from the Borrower, whether on account of outstanding Loans, interest, fees or otherwise, to the remaining nondelinquent Banks for application to, and reduction of, their respective pro rata shares of all outstanding Loans, interest, fees and other amounts. The Delinquent Bank hereby authorizes the Agent to distribute such payments to the nondelinquent Banks in proportion to their respective pro rata shares of all outstanding Loans. A Delinquent Bank shall be deemed to have satisfied in full a delinquency when and if, as a result of application of the assigned payments to all outstanding Loans of the nondelinquent Banks, the Banks’ respective pro rata shares of all outstanding Loans have returned to those in effect immediately prior to such delinquency and without giving effect to the nonpayment causing such delinquency. The provisions of this Section 7.10 shall not affect the rights of the Borrower against any such Delinquent Bank. (b) For purposes of this Section 8.08, a “Failure” of a Bank shall mean (i) it shall seek the appointment of a trustee, receiver, liquidator, custodian or other similar official for 57 it or any substantial part of its property, or shall commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator or other similar official for it or any substantial part of its property, or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or (ii) it makes a general assignment for the benefit of creditors, or shall fail generally to pay its debts as they become due, or shall take any corporate action to authorize any of the foregoing, or (iii) an involuntary case or other proceeding shall be commenced against it seeking liquidation, reorganization or other relief with respect to it or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it, or (iv) an order for relief shall be entered against it under the bankruptcy laws as now or hereafter in effect. ARTICLE IX MISCELLANEOUS SECTION 9.01 Notices (a) All notices, requests, consents and other communications under the Loan Documents to any party hereto (each a “Notice”) shall be in writing (including facsimile transmission or similar writing) and shall be given to such party at its address or facsimile number set forth on Schedule 1 attached hereto or by approved electronic communication in accordance with Section 9.01(b). Each Notice shall be deemed to have been given when received. Notices delivered through electronic communications, to the extent provided in paragraph (b) below, shall be effective as provided in paragraph (c). (b) Notices made by the Borrower consisting of requests for loans or notices of repayments hereunder or items referred to in Sections 5.01(a), (b), (c), (d) and (f) hereof may be delivered or furnished by e maile-mail or other electronic communication (including internet or intranet websites) pursuant to procedures approved by the Agent, unless the Agent, in its discretion, has previously notified the Borrower otherwise. In furtherance of the foregoing, each Bank hereby agrees to notify the Agent in writing, on or before the date such Bank becomes a party to this Agreement, of such Bank’s e mail address to which a notice may be sent (and from time to time thereafter to ensure that the Agent has on record an effective e mail address for such Bank). Each of the Agent and the Borrower may, in its discretion, agree to accept other Notices to it under the Loan Documents by electronic communications pursuant to procedures approved by it, provided that approval of such procedures may be limited to particular Notices. None of the Agent, any Bank, nor any of the directors, officers, employees, agents or Affiliates of the Agent or any Bank shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed through telecommunications, electronic or other information transmission systems in connection with the Loan Documents or the transactions contemplated hereby or thereby. (c) Unless the Agent otherwise prescribes, (i) Notices sent to an e-mail address shall be deemed to have been given when received by the Agent or any Bank, as applicable, and (ii) if agreed to pursuant to paragraph (b), above, financial information posted to 58 an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient, at its e-mail address as described in the foregoing clause (i), of notification that such Notice is available and identifying the website address therefor, provided that, for both clauses (i) and (ii) above, if such Notice is not sent during the normal business hours of the recipient, such Notice shall be deemed to have been sent at the opening of business on the next Domestic Business Day for the recipient. (d) Any party hereto may change its address, facsimile number or e-mail address for Notices under the Loan Documents by notice to the other parties hereto. (e) The Borrower hereby acknowledges that: (i) the Agent may make available to the Banks Specified Materials by posting some or all of the Specified Materials on an Electronic Platform approved by the Borrower, (ii) the distribution of materials and information through an electronic medium is not necessarily secure and that there are confidentiality and other risks associated with any such distribution, (iii) the Electronic Platform is provided and used on an “as is,” “as available” basis, and (iv) neither the Agent nor any of its Affiliates warrants the accuracy, completeness, timeliness, sufficiency or sequencing of the Specified Materials posted on the Electronic Platform. The Agent, on behalf of itself and its Affiliates, expressly and specifically disclaims, with respect to the Electronic Platform, delays in posting or delivery, or problems accessing the Specified Materials posted on the Electronic Platform, and any liability for any losses, costs, expenses or liabilities that may be suffered or incurred in connection with the Electronic Platform. No representation or warranty of any kind, express, implied or statutory, including any warranty of merchantability, fitness for a particular purpose, non-infringement of third party rights or freedom from viruses or other code defects, is made by Agent or any of its Affiliates in connection with the Electronic Platform. (f) Each Bank hereby agrees that notice to it in accordance with this Section 9.01 specifying that any Specified Materials have been posted to the Electronic Platform shall, for purposes of the Loan Documents, constitute effective delivery to such Bank of such Specified Materials. (g) Each Bank: (i) acknowledges that the Specified Materials, including information furnished to it by the Borrower or the Agent pursuant to, or in the course of administering, the Loan Documents, may include material, non-public information concerning the Borrower or its securities, and (ii) confirms that: (A) it has developed compliance procedures regarding the use of material, non-public information; and (B) it will handle such material, non-public information in accordance with such procedures and Applicable Laws, including federal and state securities laws. SECTION 9.02 No Waivers. No failure or delay by the Agent or any Bank in exercising any right, power or privilege hereunder or under any Notes shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law. SECTION 9.03 Expenses; Documentary Taxes; Indemnification 59

(a) The Borrower shall promptly pay (i) all reasonable and documented out-of-pocket expenses of the Agent, including reasonable and documented fees and disbursements of special counsel for the Agent, in connection with the preparation, negotiation and closing of this Agreement and the Loan Documents, the syndication of and the administration of the facility established hereby, any waiver or consent hereunder or any amendment hereof or thereof or any waiver of any Default or alleged Default, and any termination hereof or thereof and (ii) if a Default occurs, all out-of-pocket expenses incurred by the Agent and each Bank, including fees and disbursements of counsel, in connection with such Default and collection, bankruptcy, insolvency and other enforcement proceedings resulting therefrom. The Borrower shall indemnify each Bank against any transfer taxes, documentary taxes, assessments or charges made by any Authority by reason of the execution and delivery of this Agreement or the Notes. (b) The Borrower agrees to indemnify the Agent, each Bank, and each of their Affiliates, and the officers, directors and employees of the Agent each Bank and each such Affiliate (each, a “Covered Person”) and hold each Covered Person harmless from and against any and all claims, liabilities, losses, damages, costs, penalties, actions, judgments and reasonable and documented expenses and disbursements of any kind or nature whatsoever, including, without limitation, the reasonable and documented fees and disbursements of counsel (collectively, the “Liabilities”) which may be incurred by or asserted or awarded against such Covered Person, in each case arising out of or in connection with any investigative, administrative or judicial proceeding (whether or not such Covered Person shall be designated a party thereto) relating to or arising out of this Agreement or the Loan Documents or any actual or proposed use of proceeds of Loans hereunder, provided that no Covered Person shall have the right to be indemnified hereunder for Liabilities that are determined in a final, nonappealable judgment by a court of competent jurisdiction to have resulted from such Covered Person’s gross negligence, bad faith, or willful misconduct. SECTION 9.04 Set Off. During the continuance of any Event of Default, any deposits or other sums credited by or due from any of the Banks to the Borrower and any Collateral (as defined in the Security Agreement) in the possession of any such Bank may be applied to or set off by such Bank against the payment of the Obligations. Each of the Banks agrees with each other Bank that if such Bank shall receive from the Borrower whether by voluntary payment, exercise of the right of set off, counterclaim, cross action, or enforcement of a claim based on the Obligations owing to such Bank by proceedings against the Borrower at law or in equity or by proof thereof in bankruptcy, reorganization, liquidation, receivership or similar proceedings, or otherwise, and shall retain and apply to the payment of the Obligations owing to such Bank any amount in excess of its ratable portion of the payments received by all of the Banks with respect to the Obligations owed to all of the Banks, such Bank will make such disposition and arrangements with the other Banks with respect to such excess, either by way of distribution, pro tanto assignment of claims, subrogation or otherwise as shall result in each Bank receiving in respect of the Obligations owing to it its proportionate payment thereof as contemplated by this Agreement; provided that if all or any part of such excess payment is thereafter recovered from such Bank, such disposition and arrangements shall be rescinded and the amount restored to the extent of such recovery, but without interest. 60

SECTION 9.05 Amendments and Waivers. Any provision of this Agreement or any of the other Loan Documents may be amended, waived, supplemented or otherwise modified if, but only if, contained in a written agreement signed by the Borrower and the Required Banks (and, if the rights or duties of the Agent are affected thereby, by the Agent); provided that no such agreement shall (i) increase the Commitment Amount of any Bank without the written consent of such Bank, (ii) reduce the principal amount of any Loan, or reduce the rate of any interest, or reduce any fees, payable under the Loan Documents, without the written consent of each Bank affected thereby thereof, (iii) postpone the Termination Date or the date of any payment for any Loan or any interest or any fees payable under the Loan Documents, or reduce the amount of, waive or excuse any such payment, or postpone the stated termination or expiration of the Aggregate Commitment Amount, without the written consent of each Bank affected thereby, (iv) change any provision hereof in a manner that would alter the pro rata sharing of payments required hereby or the pro rata reduction of Commitment Amounts required hereby, without the written consent of each Bank affected thereby, (v) change any of the provisions of this Section or the definition of the term “Required Banks” or any other provision hereof specifying the number or percentage of Banks required to waive, amend, supplement or otherwise modify any rights hereunder without the written consent of each Bank, (vi) change the currency in which Loans are to be made or payment under the Loan Documents is to be made, or add additional borrowers, in each case without the written consent of each Bank, or (vii) release all or substantially all of the Collateral (as defined in the Security Agreement) from the liens thereunder (except as may be expressly provided in the applicable Security Document), without the consent of each Bank, and provided further that no such agreement shall amend, modify or otherwise affect the rights or duties of the Agent without the prior written consent of the Agent. No delay or omission on the part of any Bank or any holder hereof in exercising any right hereunder shall operate as a waiver of such right or of any other rights of such Bank or such holder, nor shall any delay, omission or waiver on any one occasion be deemed a bar or waiver of the same or any other right on any further occasion. SECTION 9.06 Successors and Assigns (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that the Borrower may not assign or otherwise transfer any of its rights or obligations under the Loan Documents without the prior written consent of all of the Banks (and any attempted assignment or transfer by the Borrower without such consent shall be null and void). (b) Any Bank may at any time grant to one or more commercial banks or other financial institutions (each a “Participant”) participating interests in its Commitment or all of its Loans. In the event of any such grant by a Bank of a participating interest to a Participant, whether or not upon notice to the Borrower and the Agent, such Bank shall remain responsible for the performance of its obligations hereunder, and the Borrower and the Agent shall continue to deal solely and directly with such Bank in connection with such Bank’s rights and obligations under this Agreement. Any agreement pursuant to which any Bank may grant such a participating interest shall provide that such Bank shall retain the sole right and responsibility to enforce the obligations of the Borrower hereunder, including, without limitation, the right to approve any amendment, restatement, supplement or other modification or waiver of any provision of this Agreement; provided that such participation agreement may provide that such 61

Bank will not agree to any amendment, restatement, supplement or other modification or waiver of this Agreement described in clauses (i), (ii), (iii), (iv), (v), (vi) and (vii) of Section 9.05 hereof without the consent of the Participant. The Borrower agrees that each Participant shall, to the extent provided in its participation agreement, be entitled to the benefits of Article VIII with respect to its participating interest; provided that no Participant shall be entitled to receive an amount greater than its pro rata share of any amount the selling Bank would have received hereunder had no participation been sold. An assignment or other transfer which is not permitted by clauses (c) or (d) of this Section shall be given effect for purposes of this Agreement only to the extent of a participating interest granted in accordance with this Section 9.06(b). Each Bank that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Notes or other obligations under this Agreement (the “Participant Register”); provided that no Bank shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any Commitments, Loans or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such Commitment, Loan or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and each Person whose name is recorded in the Participant Register shall be treated as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Agent (in its capacity as Agent) shall have no responsibility for maintaining a Participant Register. (c) Subject to Section 9.06(f) hereof, any Bank may at any time assign to one or more commercial banks or other financial institutions (each an “Assignee”) all, or a proportionate amount of at least $5,000,000 of all, of its rights and obligations under this Agreement and the Notes, and such Assignee shall assume such rights and obligations, pursuant to an Assignment and Acceptance (each an “Assignment and Acceptance”) in substantially the form of Exhibit F attached hereto executed by such Assignee and such transferor Bank, with, if no Default has occurred and is continuing, the written consent of the Borrower, which consent shall not be unreasonably withheld or delayed, and of the Agent, which consent shall not be unreasonably withheld or delayed; provided that no such consent of the Borrower or the Agent shall be required if the Assignee is a Control Affiliate of the transferor Bank. Upon acceptance and recording of an Assignment and Acceptance pursuant to Section 9.06(h) hereof, from and after the effective date specified therein, (A) the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Acceptance, have the rights and obligations of a Bank under this Agreement and (B) the assigning Bank thereunder shall, to the extent of the interest assigned by such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Bank’s rights and obligations under this Agreement, such Bank shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 8.01 and 9.03 hereof, as well as to any fees accrued for its account and not yet paid). Upon the consummation of any assignment pursuant to this Section 9.06(c) hereof, the transferor Bank, the Agent and the Borrower shall make appropriate arrangements so that, if required, new Notes are issued to the Assignor and the Assignee. In connection with each such assignment, the transferor Bank shall pay to the Agent an administrative fee for processing such assignment in 62 the amount of $3,500. If the Assignee is not organized under the laws of the United States of America or a state thereof, it shall, prior to the first date on which interest or fees are payable hereunder for its account, deliver to the Borrower and the Agent the tax forms required by Section 2.11 hereof. The Assignee shall, prior to the date of consent of the Borrower to the assignment deliver to the Borrower and the Agent a certification as to exemption from deduction or withholding of any United States Federal income taxes in accordance with Section 2.11 hereof (and thereafter shall be subject to the requirements thereof). (d) Without notice to or consent of any Person, any Bank may at any time assign all or any portion of its rights under this Agreement, its Note, and the other Loan Documents to a Federal Reserve Bank. No such assignment shall release the transferor Bank from its obligations hereunder. (e) No Assignee, Participant or other transferee of any Bank’s rights shall be entitled to receive any greater payment under Section 8.01 hereof than such Bank would have been entitled to receive with respect to the rights transferred, unless such transfer is made with the Borrower’s prior written consent. (f) No Person may become an Assignee pursuant to clause (c) above if that Person is an Affiliate of the Borrower. (g) The Agent, acting solely for this purpose as an agent of the Borrower, shall maintain at one of its offices in Boston, Massachusetts a copy of each Assignment and Acceptance delivered to it and a register for the recordation of the names and addresses of the Banks, and the Commitment Amounts of, and principal amounts of the Loans owing to, each Bank pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive, and the Borrower, the Agent and the Banks may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Bank hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower and any Bank at any reasonable time and from time to time upon reasonable prior notice. (h) Upon its receipt of a duly completed Assignment and Acceptance executed by an assigning Bank and an assignee, an administrative questionnaire (in such form as supplied by the Agent) completed in respect of the assignee (unless the assignee shall already be a Bank hereunder), the administrative fee referred to in Section 9.06(c) hereof and, if required, the written consent of the Borrower and the Agent to such assignment and any applicable tax forms, the Agent shall (i) accept such Assignment and Acceptance, (ii) record the information contained therein in the Register, and (iii) revise Schedule 1 to reflect such Assignment and Acceptance and circulate such revised Schedule 1 to the Banks and the Borrower, which revised Schedule 1 shall be deemed to be a part hereof and shall be incorporated by reference herein. No assignment shall be effective unless it has been recorded in the Register as provided in this Section 9.06(h) hereof. SECTION 9.07 Governing Law; Submission to Jurisdiction. This Agreement and each of the other Loan Documents are contracts under the laws of the Commonwealth of Massachusetts and shall for all purposes be construed in accordance with and governed by the 63 laws of Commonwealth of Massachusetts, without regard to conflict of laws principles that would require the application of the laws of another jurisdiction. Each of the Borrower, the Banks, and the Agent hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of any Commonwealth of Massachusetts court or Federal court of the United States of America sitting in Boston, Massachusetts, and any appellate court from any thereof, in any action or proceeding arising out of or relating to the Loan Documents whether sounding in contract, tort, equity or otherwise, or for recognition or enforcement of any judgment, and the service of process in any suit being made upon it by mail at the address specified in Section 9.01 hereof, and each of the parties hereto hereby irrevocably and unconditionally agrees that, to the extent permitted by Applicable Law, all claims in respect of any such action or proceeding may be heard and determined in such Commonwealth of Massachusetts court or, to the extent permitted by Applicable Law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that the Agent or any Bank may otherwise have to bring any action or proceeding relating to this Agreement or the other Loan Documents against the Borrower, or any of its property, in the courts of any jurisdiction. SECTION 9.08 WAIVER OF JURY TRIAL EACH OF THE BORROWER, THE AGENT AND THE BANKS HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. Except to the extent prohibited by law, the Borrower hereby waives any right it may have to claim or recover in any litigation referred to in the preceding sentence any special, exemplary, punitive or consequential damages or any damages other than, or in addition to, actual damages. The Borrower (a) certifies that no representative, agent or attorney of any Bank or the Agent has represented, expressly or otherwise, that such Bank or the Agent would not, in the event of litigation, seek to enforce the foregoing waivers and (b) acknowledges that the Agent and the Banks have been induced to enter into this Credit Agreement and the other Loan Documents to which it is a party by, among other things, the waivers and certifications contained herein. SECTION 9.09 Confidential Material (a) Each Bank agrees that any information, documentation or materials provided by the Borrower or the Borrower’s Affiliates, employees, agents or representatives (“Representatives”) disclosing the portfolio holdings of the Borrower or disclosing other non-public information in relation to this Agreement or the other Loan Documents (“Confidential Material”), whether before or after the date of this Agreement, shall be treated confidentially, using the same degree of care that such Bank uses to protect its own similar material. (b) Confidential Material may be disclosed to Representatives of each Bank in connection with the transactions contemplated herein or in connection with managing the relationship of such Bank or its Affiliates with the Borrower but shall not be disclosed to any third party and may not be used for purposes of buying or selling securities, including shares 64 issued by the Borrower; provided, however, that the Banks may disclose Confidential Material to (i) the Board of Governors pursuant to applicable rules and regulations promulgated by the Board of Governors (which, as of the Effective Date, require a filing of a list of all Margin Stock which directly or indirectly secures a Loan), (ii) the extent required by statute, rule, regulation or judicial process, (iii) counsel for any of the Banks or the Agent in connection with this Agreement or any of the other Loan Documents, (iv) service providers for any of the Banks and its Affiliates, bank examiners, auditors and accountants, or (v) any party to the Loan Documents, any Assignee or Participant (or prospective Assignee or Participant) as long as such Assignee or Participant (or prospective Assignee or Participant) first agrees to be bound by the provisions of this Section 9.09. Notwithstanding anything to the contrary contained in this Section, any information that would, but for this sentence, constitute Confidential Material shall cease to be Confidential Material after the first anniversary of the date such information was first received by the Agent or any Bank. SECTION 9.10 USA Patriot Act. Each Bank that is subject to the Patriot Act (as hereinafter defined) and the Agent (for itself and not on behalf of any Bank) hereby notifies the Borrower that pursuant to the requirements of the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Patriot Act”), it is required to obtain, verify and record information that identifies the Borrower, which information includes the name and address of the Borrower and other information that will allow such Bank or the Agent, as applicable, to identify the Borrower in accordance with the Patriot Act. SECTION 9.11 Interest Rate Limitation. Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to any Loan, together with all fees, charges and other amounts that are treated as interest on such Loan under Applicable Law (collectively the “charges”), shall exceed the maximum lawful rate (the “maximum rate”) that may be contracted for, charged, taken, received or reserved by the Bank holding such Loan in accordance with Applicable Law, the rate of interest payable in respect of such Loan hereunder, together with all of the charges payable in respect thereof, shall be limited to the maximum rate and, to the extent lawful, the interest and the charges that would have been payable in respect of such Loan but were not payable as a result of the operation of this Section shall be cumulated, and the interest and the charges payable to such Bank in respect of other Loans or periods shall be increased (but not above the maximum rate therefor) until such cumulated amount, together with interest thereon at the Federal Funds Effective Rate to the date of repayment, shall have been received by such Bank. SECTION 9.12 Survival. The provisions of Sections 7.05 and 9.03 hereof and ARTICLE VIII shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans, the expiration or other termination of the Commitments or the termination of any Loan Document or any provision thereof. SECTION 9.13 Limitation on Liability. Notwithstanding anything to the contrary contained in the Loan Documents (a) neither any of the members of the Managing Body of the Borrower (collectively, the “Members”) nor any shareholders or other equity holders of the Borrower (collectively, the “Shareholders”) nor any managers or officers of the Borrower (collectively, the “Officers”) shall have any personal liability whatsoever to any of the Banks or 65 the Agent under any of the Loan Documents, (b) the Banks and the Agent shall look solely to the assets of the Borrower for the payment of any debt, damage, judgment or decree, or for any money that may otherwise become due or payable to any of them under any of the Loan Documents, and (c) all dealings, undertakings and obligations of the Members and/or the Shareholders and/or the Officers under the Loan Documents shall be deemed to have been made subject to the foregoing limitations; provided however that nothing contained herein shall limit, restrict, prevent or otherwise prohibit the Agent or any Bank from pursuing any claim or cause of action which it may now or hereafter have against any Member or Shareholder or Officer for fraud, misrepresentation of any material fact or misappropriation of funds or assets. SECTION 9.14 No Fiduciary Duty. The Borrower hereby acknowledges that (i) it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Loan Documents; (ii) none of the Agent nor any Bank has any fiduciary or advisory relationship with or duty to the Borrower arising out of or in connection with this Agreement or any of the other Loan Documents, and the relationship between the Borrower, on the one hand, and the Agent and each Bank, on the other hand, in connection herewith or therewith is solely that of debtor and creditor; and (iii) no joint venture is created hereby or by the other Loan Documents or otherwise exists by virtue of the transactions contemplated hereby among the Agent, the Banks, and the Borrower. SECTION 9.15 Acknowledgement and Consent to Bail-In of Affected Financial Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Affected Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the Write-Down and Conversion Powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by: (a) the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an Affected Financial Institution; and (b) the effects of any Bail-In Action on any such liability, including, if applicable: (i) a reduction in full or in part or cancellation of any such liability; (ii) a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or (iii) the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of the applicable Resolution Authority. 66

SECTION 9.16 Miscellaneous. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement and each of the other Loan Documents constitute the entire agreement and understanding among the parties hereto and supersede any and all prior agreements and understandings, oral or written, relating to the subject matter hereof. The provisions of this Agreement are severable and if any one clause or provision hereof shall be held invalid or unenforceable in whole or in part in any jurisdiction, then such invalidity or unenforceability shall affect only such clause or provision, or part thereof, in such jurisdiction, and shall not in any manner affect such clause or provision in any other jurisdiction, or any other clause or provision of this Agreement in any jurisdiction. Delivery of an executed counterpart of a signature page of this Agreement or any other Loan Document by telecopy, emailed .pdf or any other electronic means that reproduces an image of the actual executed signature page shall be effective as delivery of a manually executed counterpart of this Agreement or such other Loan Document. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to any document to be signed in connection with this Agreement, the other Loan Documents and the transactions contemplated hereby shall be deemed to include Electronic Signatures, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act or any other similar state laws based on the Uniform Electronic Transactions Act; provided that nothing herein shall require the Agent or any Bank to accept electronic signatures in any form or format without its prior written consent. Without limiting the generality of the foregoing, the Borrower hereby (i) agrees that, for all purposes, including without limitation, in connection with any workout, restructuring, enforcement of remedies, bankruptcy proceedings or litigation relating to this Agreement and involving the Borrower, electronic images of this Agreement or any other Loan Documents (in each case, including with respect to any signature pages thereto) shall have the same legal effect, validity and enforceability as any paper original, and (ii) waives any argument, defense or right to contest the validity or enforceability of the Loan Documents based solely on the lack of paper original copies of any Loan Document, including with respect to any signature pages thereto. For purposes hereof, “Electronic Signature” means an electronic sound, symbol, or process attached to, or associated with, a contract or other record and adopted by a Person with the intent to sign, authenticate or accept such contract or record. SECTION 9.17 Certain ERISA Matters. (a) Each Bank (x) represents and warrants, as of the date such Person became a Bank party hereto, and (y) covenants, from the date such Person became a Bank party hereto to the date such Person ceases being a Bank party hereto, for the benefit of the Agent and its Affiliates, and not, for the avoidance of doubt, to or for the benefit of the Borrower, that at least one of the following is and will be true: (i) such Bank is not using “plan assets” (within the meaning of Section 3(42) of ERISA or otherwise) of one or more Benefit Plans with respect to such 67

Bank’s entrance into, participation in, administration of and performance of the Loans or the Commitments or this Agreement, (ii) the transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to such Bank’s entrance into, participation in, administration of and performance of the Loans, the Commitments, and this Agreement, (iii) (A) such Bank is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Bank to enter into, participate in, administer and perform the Loans, the Commitments, and this Agreement, (C) the entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84-14 and (D) to the best knowledge of such Bank, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Bank’s entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement, or (iv) such other representation, warranty and covenant as may be agreed in writing between the Agent, in its sole discretion, and such Bank. (b) In addition, unless either (1) sub-clause (i) in the immediately preceding clause (a) is true with respect to a Bank or (2) a Bank has provided another representation, warranty and covenant in accordance with sub-clause (iv) in the immediately preceding clause (a), such Bank further (x) represents and warrants, as of the date such Person became a Bank party hereto, to, and (y) covenants, from the date such Person became a Bank party hereto to the date such Person ceases being a Bank party hereto, for the benefit of, the Agent and its Affiliates, and not, for the avoidance of doubt, to or for the benefit of any Borrower, that neither the Agent nor any of its Affiliates is a fiduciary with respect to the assets of such Bank involved in such Bank’s entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement (including in connection with the reservation or exercise of any rights by the Agent under this Agreement, any Loan Document or any documents related hereto or thereto). (c) For purposes of this Section 9.17, the following defined terms when used herein have the following meanings: “Benefit Plan” means any of (a) an “employee benefit plan” (as defined in ERISA) that is subject to Title I of ERISA, (b) a “plan” as defined in and subject to Section 4975 of the Internal Revenue Code or (c) any Person whose assets include (for 68 purposes of ERISA Section 3(42) or otherwise for purposes of Title I of ERISA or Section 4975 of the Internal Revenue Code) the assets of any such “employee benefit plan” or “plan”. SECTION 9.18 Acknowledgement Regarding Any Supported QFCs. To the extent that the Loan Documents provide support, through a guarantee or otherwise, for Financial Contracts or any other agreement or instrument that is a QFC (such support, “QFC Credit Support” and each such QFC a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Loan Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States): (a) In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Loan Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support. (b) As used in this Section 9.17, the following terms have the following meanings: “BHC Act Affiliate” of a party means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party. “Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. §252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. §47.3(b); or 69

(iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. §382.2(b). “Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable. “QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D). 70